                                                                    EXHIBIT 10.9

                      BORG-WARNER RETIREMENT SAVINGS PLAN
         (EFFECTIVE AS OF JUNE 1, 1988 AND FURTHER AMENDED AND RESTATED
               EFFECTIVE AS OF APRIL 1, 1994 AND JANUARY 1, 1995)


ARTICLE 1.  ESTABLISHMENT, TITLE, PURPOSE, INTENT AND EFFECTIVE DATE OF PLAN
---------   ----------------------------------------------------------------

     Section 1.01 Establishment, Effective Date and Title of Plan. The Borg-Warner Retirement Savings Plan (the "Plan") was established for the benefit of certain employees of the Borg-Warner Security Corporation (the "Corporation") and its divisions, subsidiaries and affiliates, effective as of June 1, 1988 and further amended and restated effective as of April 1, 1994 and January 1, 1995.

       Section 1.02 Purpose of Plan. The purpose of the Plan is to provide retirement benefits and a method of long-term savings for Eligible Employees.

       Section 1.03 Intent of Plan. The Corporation intends that the Plan, as the same may be amended from time to time, shall constitute a qualified plan under the provisions of Section 401(a) and related or successor provisions of the Code and shall be in full compliance with ERISA. The Corporation intends that the Plan shall continue to be maintained by it for the above purposes indefinitely, subject to the rights reserved to the Corporation to amend and terminate the Plan as set forth below.


ARTICLE 2.  DEFINITIONS
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     The terms set forth in this Article 2, when used in the Plan, shall have the following meanings, unless the context clearly requires a different meaning.

       Section 2.01 Actual Contribution Percentage. The term "Actual Contribution Percentage" means a percentage calculated for purposes of Section
6.04 for (a) the group of Eligible Employees who are Highly Compensated Employees or (b) the group of all other Eligible Employees. For each group being tested, the Actual Contribution Percentage shall be the average of the following percentages, which shall be calculated separately for each member of the group: the sum of the Company Matching Contributions under Section 4.02 and the After-Tax Contributions under Section 5.04 on behalf of each group member, divided by the Compensation of each group member. For purposes of meeting the test under Section 6.04, the Employee Benefits Committee may elect for each Plan Year to include the Before-Tax Contributions for each Participant in the numerator of each corresponding percentage under this Section 2.01. In addition, a Participant's similarly calculated actual contribution percentage under any other Section 401(k) plan of the Company under certain circumstances shall be included in determining the Actual Contribution Percentage and, under other circumstances, may at the discretion of the Employee Benefits Committee be included in determining the Actual Contribution Percentage.

     Section 2.02 Actual Deferral Percentage. The term "Actual Deferral Percentage" means a percentage calculated for purposes of Section 5.10 for (a) the group of Eligible Employees who are Highly Compensated Employees or (b) the group of all other Eligible Employees. For each group being tested, the Actual Deferral Percentage shall be the average of the following percentages, which shall be calculated separately for each member of the group: the sum of the Before-Tax Contributions under Sections 5.01 and 5.02 on behalf of each group member, divided by the Compensation of each group member. A Participant's actual deferral percentage under any other Section 401(k) plan of the Company under certain circumstances shall be included in determining the Actual Deferral Percentage and, under other circumstances, may at the discretion of the Employee Benefits Committee be included in determining the Actual Deferral Percentage.

     Section 2.03 Administrative Services Provider. The term "Administrative Services Provider" means the person or entity appointed by the Employee Benefits Committee to provide administrative services to the Plan.

     Section 2.04 After-Tax Contributions. The term "After-Tax Contributions" means the contributions made by a Participant pursuant to Section 5.04. After-Tax Contributions are not intended to qualify as salary reduction contributions under Section 401(k) of the Code.

     Section 2.05 Authorized Leave of Absence. The term "Authorized Leave of Absence" means any absence of an Employee on account of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff of less than one year, jury duty, military duty or other leave of absence authorized by the Company under its applicable personnel practices, administered in a uniform and nondiscriminatory manner. During an Authorized Leave of Absence, an Employee shall be given credit for service, provided that he retires or returns to employment with the Company within the period specified in the Authorized Leave of Absence.

     Section 2.06 Before-Tax Contributions. The term "Before-Tax Contributions" means the contributions made by a Participant pursuant to Sections 5.01 and 5.02. Before-Tax Contributions are intended to qualify as salary reduction contributions under Section 401(k) of the Code.

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     Section 2.07  Beneficiary.  The term "Beneficiary" means the person, persons or trust designated under Section 3.04 or Section 11.02, as applicable, to receive a benefit under the Plan after the death of a Participant.

     Section 2.08 Board of Directors. The term "Board of Directors" means the Board of Directors of Borg-Warner Security Corporation as constituted from time to time.

     Section 2.09 Code. The term "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     Section 2.10 Company. The term "Company" means, individually, the Corporation and the Corporation's divisions, subsidiaries and affiliates which are participating in the Plan. Divisions of the Corporation shall participate in the Plan as determined from time to time by the Employee Benefits Committee. Subsidiaries and affiliates of the Corporation shall participate in the Plan by taking appropriate corporate action with the consent of the Employee Benefits Committee.

     Section 2.11 Company Matching Contributions. The term "Company Matching Contributions" means those contributions made by the Company on behalf of Participants pursuant to Section 4.02.

     Section 2.12 Company Retirement Account. The term "Company Retirement Account" means the account maintained for each Participant showing the aggregate of the Company Retirement Contributions made on such Participant's behalf pursuant to Section 4.01 and certain amounts transferred to the Plan pursuant to
Section 7.01, after adjustment for earnings, changes in market valuation, Forfeitures or distributions, if any. The Vested Portion of a Participant's Company Retirement Account shall be determined pursuant to Section 2.49.

     Section 2.13 Company Retirement Contributions. The term "Company Retirement Contributions" means those contributions made by the Company on behalf of Participants pursuant to Section 4.01.

     Section 2.14 Compensation. The term "Compensation" means direct compensation in the form of salary or wages paid to a Participant by the Company during a Plan Year, including overtime pay, commissions and bonuses, but excluding reimbursement for education or relocation expenses, severance or transitional income pay, and other taxable fringe benefits. Other than for purposes of Sections 6.02 and 19.02, Compensation shall also include Before-Tax Contributions made by the Company on behalf of a Participant. Effective as of January 1, 1994, Compensation shall be limited for all Plan purposes to $150,000 of Compensation per Participant, as adjusted by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.

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     For purposes of determining the Actual Contribution Percentage and Actual
Deferral Percentage the term "Compensation" shall have a meaning permitted under
Section 414(s) of the Code and the regulations thereunder, with any such definitions to be consistently applied for each testing year.

     For purposes of Section 2.25, the term "Compensation" shall have the meaning set forth in Section 414(q)(7) of the Code.

     Section 2.15 Corporation. The term "Corporation" means Borg-Warner Security Corporation, a Delaware corporation, and any successor thereto which continues the Plan as provided in Section 18.01.

     Section 2.16 Effective Date. The term "Effective Date" means June 1, 1988. The Plan was amended and restated effective as of April 1, 1994 and January 1, 1995.

     Section 2.17 Eligible Employee. The term "Eligible Employee" means an Employee who has completed a Six-Month Period of Service.

     Section 2.18 Employee. The term "Employee" means (a) any resident of the United States who is a common law employee of the Company or (b) any citizen of the United States who is a common law employee of the Company or a foreign subsidiary of the Company which subsidiary has entered into an agreement with the Company under Section 3121(l) of the Code which is in effect, and as to whom no contributions under a funded plan of deferred compensation are being made by the Company or any other entity. Notwithstanding the foregoing, an employee who elected to remain a participant in the Borg-Warner Corporation Retirement Plan effective as of June 1, 1988 shall be deemed to be an Employee for purposes of this Section 2.18. If approved by the Employee Benefits Committee, the term Employee may include a non-U.S. citizen who is employed by the Company outside of the United States. The term "Employee" also means any leased employee who performs services for the Company, to the extent required by Section 414(n) or
Section 414(o) of the Code. Any employer contributions to a tax-qualified retirement plan provided on behalf of such leased employee by the leasing organization for services provided to the Company shall for all purposes of the Plan be treated as contributions by the Company.

     Effective as of January 1, 1995, the term "Employee" shall exclude all Highly Compensated Employees or employees who are expected to meet the definition of a Highly Compensated Employee pursuant to Section 2.25.

     The term "Employee" also excludes non-U.S. citizens who are temporarily transferred to the Company, all agents, consultants and independent contractors, and any Highly Compensated Employee who has an employment agreement with the Company and who is provided retirement benefits by the Company, its subsidiaries or affiliates under any other

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plan or program.  Further, an employee who is employed within a collective bargaining unit recognized as such by the Company shall not become or remain a Participant who is eligible to receive any Company Retirement Contribution or Company Matching Contribution under Article 4 or to make any Before-Tax Contribution or After-Tax Contribution under Article 5 unless and until mutually satisfactory agreements have been reached with the union bargaining agent for coverage of the employees in the bargaining unit represented by the union under the terms of the Plan, together with such other waivers as the Company may deem necessary in light of local contractual situations.

     Section 2.19 Employee Benefits Committee. The term "Employee Benefits Committee" means the committee appointed by the Board of Directors to administer all retirement plans maintained by the Corporation and any division, subsidiary or affiliate of the Corporation.

     Section 2.20 Employee Retirement Account. The term "Employee Retirement Account" means the account maintained for each Participant showing the aggregate of the Before-Tax Contributions made on such Participant's behalf pursuant to
Section 5.01 and the Company Matching Contributions made on such Participant's behalf pursuant to Section 4.02, after adjustment for earnings, changes in market valuation, Forfeitures or distributions, if any. A Participant shall at all times have a fully vested nonforfeitable interest in the balance in his Employee Retirement Account attributable to Before-Tax Contributions. The Vested Portion of the balance in a Participant's Employee Retirement Account attributable to Company Matching Contributions shall be determined pursuant to
Section 2.49.

     Section 2.21 Employment Commencement Date. The term "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Company.

     Section 2.22 ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     Section 2.23 Fiduciaries. The term "Fiduciaries" means the Board of Directors, the Employee Benefits Committee, the RSP Committee, the Plan Administrator and the Trustee, but only with respect to the specific responsibilities of each for Plan or Trust administration, as described and allocated in Article 15.

     Section 2.24 Forfeiture. The term "Forfeiture" means the Unvested Portion of a Participant's Company Retirement Account and the Unvested Portion of the balance in a Participant's Employee Retirement Account attributable to Company Matching Contributions, which will be forfeited by a Participant upon termination of employment as provided in Section 11.03. Each Forfeiture shall be applied solely to reduce the amount of Company Retirement Contributions and Company Matching Contributions otherwise payable by the

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Company.  No part of any Forfeiture may be applied to increase the benefits any
Participant otherwise would receive under the Plan.

     Section 2.25 Highly Compensated Employee. The term "Highly Compensated Employee" means each Employee of the Company (for purposes of this Section 2.25 "Company" shall mean Borg-Warner Security Corporation and its divisions, subsidiaries and affiliates) who, during the Plan Year under consideration (the "current Plan Year") or the preceding Plan Year:

     (a)  was at any time a more-than-five-percent (5%) owner of the Company;

     (b) received Compensation from the Company in excess of $99,000, as adjusted by the Secretary of the Treasury pursuant to Section 414(q)(l) of the Code for years beginning after 1994;

     (c) received Compensation from the Company in excess of $66,000, as adjusted by the Secretary of the Treasury pursuant to Section 414(q)(1) of the Code for years beginning after 1994, and was in the top twenty percent (20%) of Employees (in terms of Compensation received) for that Plan Year; or

     (d) was at any time an officer and received Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for that Plan Year.

     An Employee who is not described in subsection 2.25(b), (c) or (d) above for the year preceding the current Plan Year shall not be treated as being described in subsection 2.25(b), (c) or (d) for the current Plan Year unless the Employee is one of the 100 Employees paid the greatest Compensation during the current Plan Year.

     For purposes of subsection 2.25(c), the term "Employees" shall not include any Employees who are excludeable under Section 414(q)(8) of the Code.

     For purposes of subsection 2.25(d), no more than 50 Employees (or, if less, the greater of three Employees or ten percent (10%) of Employees) shall be treated as officers. However, if all officers of the Company have less Compensation than the threshold amount stated in subsection 2.25(d) for a particular Plan Year, the officer with the highest Compensation for such year shall be treated as described in subsection 2.25(d).

     Family members (i.e., an Employee's spouse and lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants) of a more-than-five-percent (5%) owner or of a Highly Compensated Employee included in the group consisting of the ten most Highly Compensated Employees during the Plan Year shall not be treated as separate

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Employees, and any Compensation paid to such family members shall be treated as if it were paid to such more-than-five-percent (5%) owner or Highly Compensated Employee.

     A former Employee shall be treated as a Highly Compensated Employee if such individual was a Highly Compensated Employee when he separated from service or if such individual was a Highly Compensated Employee at any time after attaining age 55.

     Section 2.26 Hour of Service. The term "Hour of Service" means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company for the performance of services.

     Section 2.27 Investment Funds or Funds. The term "Investment Funds" or "Funds" means, as the context requires, any one or all of the funds provided for in Article 9.

     Section 2.28 Limitation Year. The term "Limitation Year" means, with respect to the restrictions in Sections 6.02 and 6.03, the Plan Year.

     Section 2.29 Local Plan Administrator. The term "Local Plan Administrator" means the person appointed by the Plan Administrator to administer the Plan on behalf of a specific division, subsidiary or affiliate of the Corporation.

     Section 2.30 Normal Retirement Date. The term "Normal Retirement Date" means the last day of the calendar month coincident with or immediately following the day on which a Participant attains age 65.

     Section 2.31 One-Year Period of Severance. The term "One-Year Period of Severance" means the 12-month period beginning on a Participant's Severance from Service Date and each successive 12-month period during which the Participant does not perform an Hour of Service.

     Section 2.32 Payroll Period. The term "Payroll Period" means the period for which the Participant is directly or indirectly paid or entitled to payment by the Company for the performance of services.

     Section 2.33 Participant. The term "Participant" means any Eligible Employee or former Eligible Employee for whom an RSP Account is maintained under the Plan.

     Section 2.34 Permanent Disability. The term "Permanent Disability" means the permanent and total incapacity of a Participant to perform the duties of his employment with the Company by reason of physical or mental impairment, as determined by the Plan Administrator based upon the written opinion of a licensed physician approved by it. The Plan Administrator, acting upon the written advice of such physician, shall determine the date on which the Permanent Disability shall be deemed to exist. Subject to the provisions of Section 15.11, the final decision of the Plan Administrator with respect to Permanent Disability shall be conclusive for all purposes of the Plan and Trust.

     Section 2.35 Plan. The term "Plan" means the Borg-Warner Retirement Savings Plan, as set forth herein and as from time to time amended and in effect.

     Section 2.36 Plan Administrator. The term "Plan Administrator" means the person or persons appointed to administer the Plan pursuant to Section 15.03.

     Section 2.37 Plan Year. The term "Plan Year" means the administrative year of the Plan and Trust, which is maintained on a January 1 through December 31 basis.

     Section 2.38 Reemployment Commencement Date. The term "Reemployment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Company after a One-Year Period of Severance.

     Section 2.39 Related Employer. The term "Related Employer" means (i) any trade or business under common control (as defined in Sections 414(b) and (c) of the Code) with the Company, (ii) members of a controlled group of corporations (as defined in Section 1563(a) of the Code, applied without regard to Sections 1563(a)(4) and 1563(e)(3)(C) of the Code) of which the Company is also a member,
(iii) any member of an affiliated service group (as defined in Section 414(m) of the Code) of which the Company is also a member, and/or (iv) any entity required to be aggregated with the Company pursuant to Section 414(o) of the Code.

     Section 2.40 RSP Account. The term "RSP Account" means the Company Retirement Account, the Employee Retirement Account and/or the Savings Account maintained for a Participant, as the context requires.

     Section 2.41 RSP Committee. The term "RSP Committee" means the committee, as constituted from time to time, which is appointed to administer the Plan pursuant to Article 15.

     Section 2.42 Savings Account. The term "Savings Account" means the account maintained for each Participant showing the aggregate of the Before-Tax Contributions made on such Participant's behalf pursuant to Section 5.02, the After-Tax Contributions made by the Participant pursuant to Section 5.04 and certain amounts transferred to the Plan pursuant to Section 7.01, after adjustment for earnings, changes in market valuation or distributions, if any.
A Participant shall at all times have a fully vested and nonforfeitable interest in his Savings Account.

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     Section 2.43  Severance from Service Date.  The term "Severance from
Service Date" means the date on which an Employee's employment with the Company is severed, which shall occur on the earlier of: (a) the date on which the Employee quits, is discharged, retires or dies, or (b) the first day next following a one-year period during which the Employee remains absent from employment for any reason other than those specified in (a) above; provided, however, that if the Employee is on an Authorized Leave of Absence at the end of such one-year period, his Severance from Service Date shall occur on the expiration date of such Authorized Leave of Absence unless he returns to active employment with the Company prior to that date. If an Employee is on an Authorized Leave of Absence due to a layoff, the Plan Administrator may approve a Severance from Service Date which shall be the last day worked by the Employee. Notwithstanding the foregoing, a Severance from Service Date shall not be deemed to have occurred until the second anniversary of the first day of an absence from work due to (w) the pregnancy of the Employee, (x) the birth of a child of the Employee, (y) the placement of a child in connection with the adoption of the child by the Employee, or (z) the caring for the child by the Employee during the period immediately following the child's birth or placement for adoption.

     Section 2.44 Six-Month Period of Service. The term "Six-Month Period of Service" means the period beginning on an Employee's Employment Commencement Date and ending on the date as of which the Employee completes six consecutive months of employment with the Company.

     Section 2.45 Trust. The term "Trust" means the trust or trusts established pursuant to Section 14.01.

     Section 2.46 Trustee. The term "Trustee" means the trustee or trustees appointed by the Employee Benefits Committee pursuant to Section 14.02, and any successor trustee or trustees.

     Section 2.47 Unvested Portion. The term "Unvested Portion" means (i) that portion of the balance in a Participant's Company Retirement Account not attributable to amounts transferred pursuant to Section 7.01 which is not the Vested Portion, and (ii) that portion of the balance in a Participant's Employee Retirement Account attributable to Company Matching Contributions which is not the Vested Portion.

     Section 2.48 Valuation Date. The term "Valuation Date" means a date as of which each Investment Fund is valued and the RSP Accounts adjusted as provided in Article 10. Valuation Dates shall be each business day (any day on which the New York Stock Exchange is open for trading and on which the principal office of the Administrative Services Provider is open) during the Plan Year.

     Section 2.49 Vested Portion. The term "Vested Portion" means (a) that portion of the balance in a Participant's Company Retirement Account, not attributable to amounts transferred pursuant to Section 7.01, which results from the application of the following schedule, and (b) that portion of the balance in a Participant's Employee Retirement Account attributable to Company Matching Contributions which results from the application of the following schedule:

          Years of Vested Service       Vested Portion
          -----------------------       --------------

          Less than Five                     0%
          Five or more                     100%

provided, however, that the balance in a Participant's Company Retirement Account, not attributable to amounts transferred pursuant to Section 7.01, and the balance in a Participant's Employee Retirement Account attributable to Company Matching Contributions shall become fully vested and nonforfeitable on the date on which the Participant suffers a Permanent Disability, the date on which he attains age 65, provided he is employed by the Company on that date, or the date of his death, provided he is employed by the Company on that date, whichever occurs first.

     A Participant shall at all times have a fully vested and nonforfeitable interest in the balance in his Employee Retirement Account attributable to his Before-Tax Contributions and his Savings Account.

     Section 2.50 Year of Vested Service. The term "Year of Vested Service" means each 12-month period of employment with the Company or with Borg-Warner Automotive, Inc. or its subsidiaries, divisions and/or affiliates. An Employee shall be credited with Years of Vested Service based on the time elapsed between the Employee's Employment Commencement Date and his Severance from Service Date. However, if an Employee, who is absent from service with the Company, is rehired before incurring a One-Year Period of Severance, the Employee's period of absence from service shall be included in his Years of Vested Service. Further, any period during which an Employee is on an Authorized Leave of Absence or is employed with a Related Employer shall be included in determining an Employee's Years of Vested Service.


ARTICLE 3.  PARTICIPATION
---------   -------------

     Section 3.01 Commencement of Participation. Effective as of April 1, 1994, an Eligible Employee shall become a Participant in the Plan on the first day of the first Payroll Period immediately following the date the Employee first satisfies the eligibility requirements of Section 2.17 or as soon as practicable thereafter. Such Eligible Employee, upon becoming a Participant in the Plan, must submit the appropriate form to the Local Plan Administrator.

     Section 3.02 Participation After One-Year Period of Severance. If a Participant's employment is terminated for any reason and he subsequently is reemployed by the Company after incurring a One-Year Period of Severance, he shall be eligible to become a Participant again on his Reemployment Commencement Date, provided his prior Years of Vested Service are not disregarded under subsection 11.05(c). The participation of any Employee whose prior Years of Vested Service are disregarded under subsection 11.05(c) and who is so reemployed shall commence when he satisfies the requirements of Section 3.01 after his Reemployment Commencement Date.

     Section 3.03 Participation Upon Return From Authorized Leave of Absence. A Participant on an Authorized Leave of Absence shall resume participation in the Plan as of the first day of the first Payroll Period immediately following the date such Participant returns to active employment with the Company or as soon as practicable thereafter.

     Section 3.04 Designation of Beneficiary. A Participant, by written instrument executed and delivered to the Local Plan Administrator during his lifetime, shall designate a Beneficiary to whom distribution shall be made in the event of his death prior to the full receipt of his interest under the Plan. The designation may be in favor of one or more Beneficiaries, may include contingent as well as primary designations and named or unnamed trustees under any will or trust agreement, may apportion the benefits payable in any manner among the Beneficiaries and shall include the full name and post office address of each Beneficiary; provided, however, that a married Participant's primary Beneficiary shall at all times while the Participant is married be his current spouse only (unless the spouse consents in writing, properly notarized or witnessed by the Local Plan Administrator, to the Participant naming someone other than the spouse as a primary Beneficiary and the consent acknowledges the financial effect of the waiver and further acknowledges the nonspouse beneficiary(ies), class of beneficiaries or contingent beneficiary(ies) and the specific form of payment, if any, chosen by the Participant).

     Any designation pursuant to this Section 3.04 may be changed or revoked by the Participant at any time and from time to time by similar instrument in writing delivered to the Local Plan Administrator on a form provided by the Plan Administrator. The designation form received and acknowledged most recently by the Local Plan Administrator shall control as of any date. Subject to the provisions of Section 12.01, a Beneficiary with rights under the Plan, which will or may survive such Beneficiary's death, may designate a Beneficiary of those rights in the same manner and subject to the same limitations applicable to a Participant, except that the spousal consent requirement shall not apply. Distribution of any benefits with respect to which a Participant (or a Beneficiary so entitled) fails effectively to designate a Beneficiary or successor Beneficiary shall be made as provided in Section 11.02.

If concurrent Beneficiaries are named without specifying the proportion of benefits due to each, distribution shall be made in equal shares to those Beneficiaries. Any distribution other than to the estate of the person entitled to make the designation shall not be subject to the claims of creditors of that person.

     Section 3.05  Transfer from and to a Tax-Qualified Defined-Benefit Pension
     ------------  ------------------------------------------------------------
Plan of the Company.
-------------------

     (a) If a participant in a tax-qualified defined-benefit pension plan to which the Company contributes becomes a Participant eligible to receive a Company Retirement Contribution pursuant to Section 4.01, then such Participant shall not accrue any benefit under such tax-qualified defined-benefit pension plan for service with respect to which he is eligible to receive a Company Retirement Contribution.

     (b) If a Participant ceases to be eligible to receive a Company Retirement Contribution pursuant to Section 4.01 and participates in any tax qualified defined-benefit pension plan, the provisions of which would grant the Participant credit for service for the period during which he was eligible to receive a Company Retirement Contribution, the Participant may upon retirement elect under the tax-qualified defined-benefit pension plan to (i) receive his vested accrued benefit under the terms of the tax-qualified defined-benefit pension plan and forfeit the Vested Portion of his Company Retirement Account or (ii) receive his vested accrued benefit under the tax-qualified defined-benefit pension plan, reduced by the actuarially equivalent benefit amount of the Vested Portion of the balance in his Company Retirement Account (as determined by an actuary selected by the Plan Administrator), and receive the Vested Portion of the balance in his Company Retirement Account.

     (c) If a Participant transfers the present value of his accrued benefit under a tax-qualified defined-benefit pension plan maintained by the Company to the Plan pursuant to Section 7.01 and subsequently ceases to be an Eligible Employee and participates in a tax-qualified defined benefit pension plan maintained by the Company, then for purposes of subsection 3.05(b), such Participant's Company Retirement Account shall include the amount transferred pursuant to Section 7.01.

     Section 3.06 Transfer from Borg-Warner Automotive, Inc. Effective as of January 27, 1993, if an Employee is transferred to the Corporation from Borg-Warner Automotive, Inc. or its subsidiaries, divisions or affiliates, ("BWA") such Employee shall be eligible to participate in the Plan effective as of the first day of the first Payroll Period immediately following the date the Employee first satisfies the eligibility requirements of Section 2.17 or as soon as practicable thereafter. If such Employee has already met the eligibility requirements under Section 2.17, they shall be eligible immediately. Years of Service with BWA shall be counted as Years of Service for purposes of Sections 2.17, 2.40 and 4.01.


ARTICLE 4.  COMPANY CONTRIBUTIONS
---------   ---------------------

     Section 4.01 Amount of Company Retirement Contribution. For each Payroll Period, subject to the provisions of Sections 6.01, 6.02 and 6.03, the Company shall make a Company Retirement Contribution to the Participant's Company Retirement Account which is established by the Trustee on behalf of each Participant who is an Eligible Employee at any time during such Payroll Period; provided, however, that no Company Retirement Contribution shall be made to the Participant's Company Retirement Account on behalf of a Participant who elected on or before May 16, 1988 to continue participation in the Borg-Warner Corporation Retirement Plan. Effective as of January 27, 1993, all Years of Vested Service the Employee accrued with Borg-Warner Automotive, Inc. or its subsidiaries, divisions and/or affiliates shall be counted for purposes of calculating the Company Retirement Contribution to the Participant's Company Retirement Account. The amount of such Company Retirement Contribution shall be computed on the following basis:

     (a) The Company shall make a Company Retirement Contribution to the Trustee on behalf of each Participant as follows:



   Years of Vested            % of Compensation under      % of Compensation over
Service as of January 1      Social Security Wage Base    Social Security Wage Base
-----------------------      -------------------------    -------------------------
Less than or equal to 10                4%                           8%
Greater than 10, but less               5%                          10%
 than or equal to 20
Greater than 20                         6%                        11.5%
-----------------------------------------------------------------------------------

     (b) The Company shall make an additional Company Retirement Contributions to the Trustee on behalf of each Participant who (i) participated in a qualified benefit plan of the Borg-Warner Corporation, subsidiaries, divisions and affiliates as of May 31, 1988, and (ii) attained age 45 as of December 31, 1988, as follows:

Attained Age as of December 31, 1988    Additional Company Retirement Contribution
--------------------------------------  ------------------------------------------
At least 45 but less than 50                        1% of Compensation

Greater than or equal to 50                         2% of Compensation
----------------------------------------------------------------------------------

     Section 4.02 Amount of Company Matching Contribution. For each Payroll Period, subject to the provisions of Sections 6.01, 6.02, 6.03 and 6.04, the Company shall make a Company Matching Contribution to the Participant's Employee Retirement Account which is established by the Trustee on behalf of each Participant who is an Eligible Employee at any time during such Payroll Period, provided such Participant makes a Before-Tax Contribution to his Employee Retirement Account during such Payroll Period. The Company Matching Contribution shall be an amount equal to the Participant's Before-Tax Contribution which he made to his Employee Retirement Account pursuant to
Section 5.01 during such Payroll Period.


ARTICLE 5.  PARTICIPANT CONTRIBUTIONS
---------   -------------------------

     Section 5.01 Authorization of Before-Tax Contributions to Employee Retirement Account. At the time an Eligible Employee becomes a Participant, he may file an initial written election with the Local Plan Administrator authorizing the Company to make deductions, for each Payroll Period, from his Compensation for deposit with the Trustee in the Participant's Employee Retirement Account in an amount not less than one percent (1%) nor more than three percent (3%) of his Compensation for such Payroll Period, in whole multiples of one percent (1%), which shall be characterized as Before-Tax Contributions. Amounts contributed pursuant to this Section 5.01 shall be eligible for Company Matching Contributions as described in Section 4.02.

     Section 5.02 Authorization of Before-Tax Contributions to Savings Account. At the time an Eligible Employee becomes a Participant, he may file an initial written election with the Local Plan Administrator authorizing the Company to make deductions, for each Payroll Period, from his Compensation for deposit with the Trustee in the Participant's Savings Account in an amount not less than one percent (1%) nor more than ten percent (10%) of his Compensation for such Payroll Period, in whole multiples of one percent (1%), which shall be characterized as Before-Tax Contributions. Amounts contributed pursuant to this
Section 5.02 shall not be eligible for Company Matching Contributions as described in Section 4.02.

     Section 5.03 Yearly Limitations on Before-Tax Contributions. No Participant shall be permitted to have Before-Tax Contributions made under the Plan during any calendar year in excess of $9,240 (reduced by the Participant's elective deferrals for such year under any other salary reduction arrangement under Section 401(k) or 403(b) of the Code), adjusted by the cost-of-living factor prescribed by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code for years beginning after 1994. Any Before-Tax Contributions made by the Company on behalf of a Participant in excess of the $9,240 limit, as adjusted for any calendar year, shall be returned to the Participant (with earnings attributable thereto) no later than the April 15 following the close of the calendar year to which such excess relates.

     Section 5.04 Authorization of After-Tax Contributions to Savings Account. At the time an Eligible Employee becomes a Participant, he may file an initial written election with the Local Plan Administrator authorizing the Company to make deductions, for each Payroll Period, from his Compensation for deposit with the Trustee in the Participant's Savings Account in an amount not less than one percent (1%) nor more than ten percent (10%) of his Compensation for such Payroll Period, in whole multiples of one percent (1%), which shall be characterized as After-Tax Contributions, provided, however, that the amount the Eligible Employee may contribute shall be reduced by the percentage amount contributed by the Eligible Employee pursuant to Section 5.02.

     Section 5.05 Deduction of Before-Tax Contributions and After-Tax Contributions. The Company shall deduct the Participant's Before-Tax Contributions and After-Tax Contributions from his Compensation and shall transmit the sums so deducted to the Trustee for investment as provided in
Article 9. Such transmittal shall be made as soon as practicable after the Administrative Services Provider confirms the information provided by the Company.

     Section 5.06 Change in Rate of Before-Tax Contributions and After-Tax Contributions. Within the limitations provided in Sections 5.01, 5.02 and 5.04, a Participant may change the rate of his Before-Tax Contributions and/or After-Tax Contributions as of the first day of the Payroll Period next following the completion of the processing of the request.

     Section 5.07 Suspension of Before-Tax Contributions and After-Tax Contributions. A Participant may elect to suspend his Before-Tax Contributions and/or After-Tax Contributions as of the first day of the Payroll Period next following the completion of the processing of the request.

     Section 5.08 Resumption of Before-Tax Contributions and After-Tax Contributions. A Participant may elect to resume his Before-Tax Contributions and/or After-Tax Contributions as of the first day of the Payroll Period next following the completion of the processing of the request.

     Section 5.09 Limitation on Before-Tax Contributions and After-Tax Contributions to Savings Account. Notwithstanding the foregoing, the aggregate of a Participant's Before-Tax Contributions to his Savings Account pursuant to
Section 5.02 and his After-Tax Contributions pursuant to Section 5.04 shall not exceed ten percent (10%) of his Compensation.

     Section 5.10 Limitation on Amount of Before-Tax Contributions. The Employee Benefits Committee shall decrease the Before-Tax Contributions made by certain Participants and shall return the Before-Tax Contributions made by certain Participants (and income allocable thereto) to the extent necessary to meet either of the following tests for any Plan Year:

     (a) The Actual Deferral Percentage of Eligible Employees who are Highly Compensated Employees is not more than 1.25 times the Actual Deferral Percentage of all other Eligible Employees; or

     (b) The excess of the Actual Deferral Percentage of Eligible Employees who are Highly Compensated Employees over the Actual Deferral Percentage of all other Eligible Employees is not more than two percentage points and the Actual Deferral Percentage of Eligible Employees who are Highly Compensated Employees is not more than two times the Actual Deferral Percentage of all other Eligible Employees.

     If neither test (a) or (b) is satisfied for the Plan Year, the Actual Deferral Percentage of the Highly Compensated Employee(s) with the highest Actual Deferral Percentage must be reduced to the next highest Actual Deferral Percentage of any Highly Compensated Employee(s) or, if it would involve less of a reduction, to the highest Actual Deferral Percentage which allows the Plan to satisfy test (a) or (b). This reduction must be repeated as many times (for Highly Compensated Employees with successively lower Actual Deferral Percentages) as necessary to satisfy test (a) or (b).

     Once the permitted Actual Deferral Percentages of Highly Compensated Employees are determined under the preceding paragraph, the Employee Benefits Committee shall stop or decrease future Before-Tax Contributions by Highly Compensated Employees for the rest of the Plan Year, or it may, instead of or in addition thereto, take the following steps with respect to Before-Tax Contributions or Company Matching Contributions made for a Highly Compensated
Employee:

     (x) First, Before-Tax Contributions to the Participant's Savings Account and earnings on those contributions shall be returned to him;

     (y) Second, Before-Tax Contributions to the Participant's Employee Retirement Account and earnings on those contributions shall be returned to him; and

     (z) Third, Company Matching Contributions to the Participant's Employee Retirement Account shall be forfeited.

     The earnings to be returned under (x) or (y) shall be calculated on a uniform basis under Reg. (S)1.401(k)-1(f)(4). All returns of contributions and earnings (including gap earnings) under (x) or (y) shall be made within 2-1/2 months after the end of the Plan Year.


ARTICLE 6.  LIMITATIONS ON CONTRIBUTIONS TO THE PLAN
---------   ----------------------------------------

     Section 6.01 Limitation on Amount of Company Retirement Contributions and Company Matching Contributions. Company Retirement Contributions and Company Matching Contributions made by any party to the Plan which, along with the Company, is a member of an affiliated group within the meaning of Code Section 1504 (for purposes of this Section 6.01, a "Member") shall be made only on behalf of Participants who are Eligible Employees of the contributing Member, and Company Retirement Contributions and Company Matching Contributions shall be made only from current or accumulated earnings or profits of such Member.

     If any Member is prevented from making a contribution which it otherwise would have made by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it otherwise would have made, then so much of the contribution which such Member was so prevented from making may be made for the benefit of the Participants who are Eligible Employees of such Member by any of the other Members to the extent of each such other Member's current or accumulated earnings or profits. If the Members do not file a consolidated federal income tax return, such contribution by each such other Member shall be limited to that portion of its total current and accumulated earnings or profits remaining after adjustment for its contributions on behalf of Participants who are its own Eligible Employees which the total prevented contribution bears to the total current and accumulated earnings or profits of all such other Members remaining after adjustment for all contributions on behalf of Participants who are their own Eligible Employees.

     The Corporation may waive the earnings and profits limitation under this
Section 6.01 for any Plan Year. The amount of contributions made by any Member for a Plan Year shall not exceed the amount deemed to be deductible in computing the taxable income of such Member (taking into account all contributions under all of such Member's tax-qualified plans and all privileges and limitations of carryovers and carryforwards and established by law) for the purpose of computing taxes on or measured by income under the provisions of the Code and/or any other laws in effect from time to time.

     A contribution which was made by a Member upon a mistake of fact, or conditioned upon initial qualification of the Plan or upon the deductibility of the contribution under Section 404 of the Code (all contributions to this Plan shall be made conditioned on the deductibility of such contributions) shall, upon a contributing Member's request, be returned to such Member within one year after the payment of the mistaken contribution, the denial of qualification or the disallowance of the deduction (to the extent disallowed), which is applicable.

     Section 6.02 Maximum Annual Additions to RSP Account. Notwithstanding any other provision of the Plan, the "total additions" to a Participant's RSP Account for any Limitation Year shall not exceed an amount equal to the lesser of:

     (a) $30,000 adjusted for each Limitation Year to take into account any cost-of-living increase provided for that Limitation Year under
          Section 415(d) of the Code; or

     (b) Twenty-five percent (25%) of the Compensation paid to the Participant by the Company in the Limitation Year.

For purposes of this Section 6.02 and Section 6.03, the term "total additions" shall mean, with respect to each Participant for each Limitation Year, the aggregate of the Company Retirement Contributions, Company Matching Contributions, Before-Tax Contributions and After-Tax Contributions allocated to his RSP Account.

     If any Participant's total additions exceed the applicable maximum limitation set forth above, contributions shall be returned to the Participant or the contributing Company to the extent necessary and in the following priority:

     (v) First, After-Tax Contributions to the Participant's Savings Account and earnings on those contributions shall be returned to him;

     (w) Second, Before-Tax Contributions to the Participant's Savings Account shall be placed in a suspense account and reallocated to the Participant's Savings Account in the following year and any earnings on these Before-Tax Contributions shall be forfeited;

     (x) Third, Before-Tax Contributions to the Participant's Employee Retirement Account shall be placed in a suspense account and reallocated to the Participant's Employee Retirement Account in the following year and any earnings on these Before-Tax Contributions shall be forfeited;

     (y) Fourth, Company Matching Contributions to the Participant's Employee Retirement Account shall be forfeited; and

     (z) Fifth, Company Retirement Contributions to the Participant's Company Retirement Account shall be forfeited.

     Section 6.03 Participation in More Than One Plan of Company. In the event that the total additions which otherwise would be credited to a Participant's account under all tax-qualified defined-contribution plans of the Company for any Limitation Year exceed the limitations set forth in Section 6.02, the excess total additions shall be returned to the Participant or the contributing Company to the extent necessary and in the priority established under subsections 6.02(v), (w), (x), (y) and (z).

     In the event a Participant is also a participant in one or more tax-qualified defined-benefit pension plans of the Company, the sum of such Participant's defined-benefit plan fraction and defined-contribution plan fraction, as determined pursuant to Section 415(e) of the Code for any Limitation Year, shall not exceed 1.0. If the sum of a Participant's defined-contribution plan and defined-benefit plan fractions otherwise would exceed 1.0 for any Limitation Year, then the total additions which otherwise would be credited to his accounts under all applicable defined-contribution plans shall be adjusted pursuant to Section 6.02 and this Section 6.03 to the extent necessary so that the sum of such fractions does not exceed 1.0. If, after all such adjustments, the sum of a Participant's defined-contribution plan and defined-benefit plan fractions would still exceed 1.0, then the benefit which otherwise would be accrued with respect to such Participant under any applicable tax-qualified defined-benefit pension plan shall be considered not to have been accrued and will be limited to the extent necessary so that the sum does not exceed 1.0.

     Section 6.04 Limitation on Amount of Company Matching Contributions and After-Tax Contributions. For each Plan Year, the Employee Benefits Committee shall determine whether Company Matching Contributions and After-Tax Contributions for that Plan Year meet either of the following tests:

     (a) The Actual Contribution Percentage of Eligible Employees who are Highly Compensated Employees is not more than 1.25 times the Actual Contribution Percentage of all other Eligible Employees; or

     (b) The excess of the Actual Contribution Percentage of Eligible Employees who are Highly Compensated Employees over the Actual Contribution Percentage of all other Eligible Employees is not more than two percentage points and the Actual Contribution Percentage of Eligible Employees who are Highly Compensated Employees is not more than two times the Actual Contribution Percentage of all other Eligible Employees.

     If neither test (a) or (b) is satisfied for the Plan Year, the Actual Contribution Percentage of the Highly Compensated Employee(s) with the highest Actual Contribution Percentage must be reduced to the next highest Actual Contribution Percentage of any Highly Compensated Employee(s) or, if it would involve less of a reduction, to the highest Actual Contribution Percentage which allows the Plan to satisfy test (a) or (b). This reduction must be repeated as many times (for Highly Compensated Employees with successively lower Actual Contribution Percentages) as necessary to satisfy test (a) or (b).

     Once the permitted Actual Contribution Percentages of Highly Compensated Employees are determined under the preceding paragraph, the Employee Benefits Committee shall stop or decrease future After-Tax Contributions by Highly Compensated Employees for the rest of the Plan Year, or it may, instead of or in addition thereto, return to the Highly Compensated Employee his After-Tax Contributions to his Savings Account and earnings on those contributions, and forfeit his Company Matching Contributions to the extent necessary to satisfy either test (a) or (b).

     The earnings to be returned shall be calculated on a uniform basis under Reg. (S)1.401(m)-1(e)(3). All returns of contributions and earnings (including gap earnings) shall be made within 2-1/2 months after the end of the Plan Year.

     Section 6.05 Limit on Multiple Use of Alternate Limitations. If, for any Plan Year, the Employee Benefits Committee relies on Sections 5.10(b) and 6.04(b) to pass the relevant limitations in those Sections, the "Relevant Percentage" must be calculated with respect to Highly Compensated Employees.

     For any Plan Year, the Relevant Percentage is the greater of (a) or (b), calculated as follows:

     (a) 1.25 times the greater of the Actual Contribution Percentage or Actual Deferral Percentage for all Eligible Employees who are not Highly Compensated Employees, plus the lesser of the Actual Contribution Percentage or Actual Deferral Percentage for Eligible Employees either increased by 2% or doubled, whichever is less;

     (b) 1.25 times the lesser of the Actual Contribution Percentage or Actual Deferral Percentage for all Eligible Employees who are not Highly Compensated Employees, plus the greater of the Actual Contribution Percentage or Actual Deferral Percentage for Eligible Employees who are not Highly Compensated Employees either increased by 2% or doubled, whichever is less.

     If the sum of the Actual Contribution Percentage and Actual Deferral Percentage for all Eligible Employees who are Highly Compensated Employees exceeds the Relevant Percentage, the Employee Benefits Committee may make reductions in After-Tax Contributions as described in Section 6.04, Before-Tax Contributions as described in Section 5.10 or Company Matching Contributions as described in Section 6.04 until the sum of the Actual Contribution Percentage and Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees no longer exceeds the Relevant Percentage. The reductions described in the previous sentence may be made either for all Highly Compensated Employees or only for all Highly Compensated Employees who make both Before-Tax Contributions and After-Tax Contributions.


ARTICLE 7.  TRANSFER OF AMOUNTS TO/FROM OTHER QUALIFIED PLANS
---------   -------------------------------------------------

     Section 7.01 Receipt of Portable Accounts. The RSP Committee may approve the transfer to the Plan of all or a portion of the assets and liabilities of any other plan of deferred compensation qualified under Section 401(a) of the Code; provided, however, that the RSP Committee shall not accept a transfer of any amount which would cause the Plan to be deemed a "transferee plan" within the meaning of Section 401(a)(11)(B)(iii) of the Code. Transfers to the Plan pursuant to this Section 7.01 shall be in the form of a direct trustee-to-Trustee transfer. Notwithstanding the foregoing, the RSP Committee shall not accept a transfer of any after-tax contributions. The amounts transferred pursuant to this Section 7.01 from any tax-qualified defined-benefit pension plan maintained by the Company shall be credited to the Participant's Company Retirement Account. In all other cases, any amounts transferred pursuant to this Section 7.01 shall be credited to the Participant's Savings Account. The interest of each Participant in that portion of his Company Retirement Account attributable to amounts transferred pursuant to this Section 7.01, if any, shall be fully vested and nonforfeitable at all times. In no event shall the Trustee receive accounts if such receipt or the subsequent administration of such accounts might subject the Trust assets to tax liability deriving from an Employee's terminated participation in any other tax-qualified plan.


ARTICLE 8.  RSP ACCOUNTS
---------   ------------

     Section 8.01 Establishment of RSP Accounts and Statement of Account Balances. The Trustee shall establish and maintain for each Participant an RSP Account, which shall consist of a Company Retirement Account, an Employee Retirement Account and a Savings Account, if applicable. Each RSP Account shall be invested as provided in Article 9. The Plan Administrator shall provide each Participant with a statement of the balance in his Company Retirement Account, Employee Retirement Account and Savings Account not less frequently than once every Plan Year.

     Section 8.02 Nonforfeitability of Certain Accounts. The interest of each Participant in the balance in his Company Retirement Account attributable to amounts transferred pursuant to Section 7.01, if any, the balance in his Employee Retirement Account attributable to Before-Tax Contributions and the entire balance in his Savings Account shall at all times be fully vested and nonforfeitable.

ARTICLE 9.  INVESTMENT FUNDS
---------   ----------------

     Section 9.01 Establishment of Funds. The Employee Benefits Committee shall cause the Trustee to establish the following Investment Funds effective as of April 1, 1994 and such Funds as the Employee Benefits Committee shall determine in its discretion from time to time. The Employee Benefit's Committee may in its discretion discontinue the availability of any of the Investment Funds established under the Plan from time to time.

     (a)  Investment Contracts Fund
          -------------------------

          The Investment Contracts Fund (the "IC Fund") seeks to preserve capital and provide income through investments in investment contracts with either highly rated insurance companies, major banks or a fund or funds that invest in investment contracts of insurance companies or major banks. The IC Fund also invests in short-term investments which provide liquidity for meeting regular benefit payments, transfers and other payments. The investment contracts provide that the insurance company or bank will pay the IC Fund the amount invested plus interest for a specified period of time.

     (b)  Putnam U.S. Government Income Trust
          -----------------------------------

          The Putnam U.S. Government Income Trust seeks a high level of current income consistent with capital preservation by investing exclusively in securities backed by the full faith and credit of the United States government and in repurchase agreements and forward commitments with respect to such securities.

     (c)  The George Putnam Fund of Boston
          --------------------------------

          The George Putnam Fund of Boston seeks to provide a balanced investment composed of a well-diversified portfolio of stocks and bonds. It is designed to produce both capital growth and current income.

     (d)  The Putnam S&P 500 Index Fund
          -----------------------------

          The Putnam S&P 500 Index Fund is a collective investment trust that will invest primarily in publicly traded common stocks either directly or through collective investment trusts having a similar investment objective. In addition, for liquidity and hedging purposes, a small portion of the fund's assets will be invested in high-quality money market instruments and financial futures contracts. This fund seeks to mirror the performance of the Standard & Poor's 500 Index.

     (e)  Putnam Voyager Fund
          -------------------

          The Putnam Voyager Fund seeks capital appreciation, primarily from a portfolio of common stocks. The fund generally invests a significant portion of its assets in the securities of smaller and newer issuers. The fund may use "leverage" -- that is, it may borrow money to purchase additional portfolio securities. The fund may also trade securities for short-term profits.

     Section 9.02 Investment in Funds. Each of the Investment Funds shall be invested without distinction between principal and income within the investment directive for that Fund. Pending payment of costs, expenses or anticipated benefits, or acquisition of investments, the Trustee may hold any portion of the Investment Funds in obligations issued or fully guaranteed as to payment of principal or interest by the Federal government or governmental agencies, short-term demand notes, certificates of deposit, commercial paper, collective trust funds that invest in short-term investments or any other interest-paying short-term investment product or in cash, and may deposit any uninvested funds with any bank selected by the Trustee.

     Section 9.03 Investment of RSP Accounts. Each Participant shall have the right to file an initial written election with the Local Plan Administrator directing that Company Retirement Contributions, Company Matching Contributions, Before-Tax Contributions and After-Tax Contributions to his Company Retirement Account, Employee Retirement Account and Savings Account be invested in specified multiples of five percent (5%) up to one hundred percent (100%) thereof, in any one or more of the Investment Funds. A Participant's initial investment election shall be made by submitting the required form to the Local Plan Administrator. In the absence of an effective election, one hundred percent (100%) of the Company Retirement Contributions in a Participant's Company Retirement Account shall be invested in The George Putnam Fund of Boston.

     Section 9.04 Transfer of RSP Accounts From the Former Investment Funds (Stock Fund, Bond Fund, Spectrum Fund and Investment Contracts Fund) to the Investment Funds Pursuant to Section 9.01 of the Plan. Each Participant who had a balance in their Company Retirement Account, Employee Retirement Account and/or Savings Account as of March 31, 1994 shall have the right to file a written election with the Local Plan Administrator directing the value of his Company Retirement Account, Employee Retirement Account and Savings Account be invested in any one or more of the Investment Funds established under Section
9.01. Such election shall be effective and such assets shall be transferred from the former investment funds (the Stock Fund, Bond Fund, Spectrum Fund and Investment Contracts Fund) to the Investment Funds under Section 9.01 following the final accounting of the records by the Administrative Services Provider.

     If the Participant does not make a written election, the assets in his Company Retirement Account, Employee Retirement Account and Savings Account that were invested in the Investment Contracts Fund prior to the date of transfer shall be transferred to the IC Fund, the amount in the Bond Fund shall be invested in the Putnam U.S. Government Income Trust, the amount in the Spectrum Fund shall be invested in The George Putnam Fund of Boston, and the amount in the Stock Fund shall be invested 50% in the Putnam S&P 500 Index Fund and 50% in the Putnam Voyager Fund.

     Section 9.05 Change in Participant's Investment Election of Future Contributions. Each Participant may elect to change the investment of future Company Retirement Contributions, Employee Retirement Contributions, Before-Tax Contributions, and After-Tax Contributions to his Company Retirement Account, Employee Retirement Account and Savings Account in any multiple of five percent (5%) of such contributions up to one hundred percent (100%) thereof by contacting the Administrative Services Provider.

     After the Participant's request to change has been processed, future Company Retirement Contributions, Employee Retirement Contributions, Before-Tax Contributions, and After-Tax Contributions made to the Participant's Company Retirement Account, Employee Retirement Account and Savings Account will be invested, according to the Participant's investment election.

     Section 9.06 Change in Participant's Investment Election on the Balance of the Participant's Account. Each Participant may elect to change the investment (transfer from one Investment Fund to another) of the balance of the Company Retirement Contributions, Company Matching Contributions, Before-Tax Contributions and After-Tax Contributions made to his Company Retirement Account, Employee Retirement Account and Savings Account in any multiple of five percent (5%) of such contributions up to one hundred percent (100%) thereof by contacting the Administrative Services Provider.

     A Participant can make transfers among the Investment Funds (move a percentage of money from one Investment Fund to another) as of the close of business on any business day, if the request is received by the Administrative Services Provider by 4:00 p.m. Eastern time. If any request for a transfer is received after 4:00 p.m. Eastern time, it will be treated as being received the next business day.

     Section 9.07 Limitation of Liability of Fiduciaries. The Fiduciaries shall not be responsible for any loss, depreciation or diminution in value of Trust assets invested in accordance with the direction of a Participant. The Plan is intended to constitute a plan described in Section 404(c) of ERISA, and Department of Labor Regulation 2550.404(c)-1.

     To the extent of such compliance, the Fiduciaries of the Plan may be relieved of liability with respect to the Participant-directed investments. The RSP Committee is the Fiduciary responsible for overseeing investments under the Plan, but has delegated the daily administrative responsibility for implementing Participant investment instructions to the

Administrative Services Provider. Also, the Administrative Services Provider is responsible for providing the following detailed information about the Investment Funds when requested by a Participant:

     -    copies of any prospectuses and/or brochures for any Investment Fund;

     - copies of any other financial statements and reports provided to the Pan about an Investment Fund;

     - a description of the annual operating expenses of any Investment Fund and the aggregate annual expenses expressed as a percentage of average net assets;

     - information about the past and current value of shares or units available in the Investment Funds; and

     -    the current share or unit value of a Participant's RSP Account.

     The RSP Committee has established procedures to protect the confidentiality of information relating to Participant investments in all the Investment Funds. Information about any Participant exercise of voting, tender and similar rights is also subject to these confidentiality procedures. Investment information and voting instructions from Participants shall not be divulged to anyone, including the Company or any director, officer, employee or agent of the Company. The intent is to insure that the Company (and its directors, officers, employees, agents) cannot determine the instructions given by any Participant. The RSP Committee is the Fiduciary responsible for insuring that these confidentiality procedures are followed.


ARTICLE 10.  VALUATIONS AND ADJUSTMENTS OF ACCOUNTS
----------   --------------------------------------

     Section 10.01 Method of Valuation of RSP Accounts. Notwithstanding any other provision of the Plan, to the extent that Participants' RSP Accounts are invested in mutual funds or other assets for which daily pricing is available, all amounts contributed to the Trust will be invested at the time of their actual receipt by the Administrative Services Provider and the balance of each Participant's RSP Account shall reflect the results of such daily pricing from the time of the actual receipt until the time of distribution. References elsewhere in the Plan to the investment of contributions "as of" a date other than that described in this Section 10.01 shall apply only to the extent, if any, that assets of the Trust are not invested in an asset for which daily pricing is available.

     Section 10.02 Forfeitures. As of the last Valuation Date of each month, Forfeitures that arose during such month shall be applied to reduce the total amount the Company otherwise is required to contribute pursuant to Sections 4.01 and 4.02 as of the Valuation Date or subsequent Valuation Date. Any amount applied to reduce a Company contribution for any Valuation Date in accordance with this Section
10.02 shall be considered a part of the Company's contribution for such Payroll Period.

     Section 10.03  Date of Adjustments.  Every adjustment made pursuant to
Section 10.01 and 10.02 shall be considered as having been made on the applicable Valuation Date. The Employee Benefits Committee's determination of the net value of the assets of the Trust (which shall be based upon accountings rendered by the Trustee) and charges or credits to the RSP Accounts shall be conclusive and binding on all parties having or claiming to have any interest hereunder.


ARTICLE 11.  BENEFITS
----------   --------

     Section 11.01 Upon Termination After Full Vesting Except by Reason of Death. Each Participant whose employment with the Company is terminated on or after (a) his 65th birthday, (b) the date on which he completes the number of Years of Vested Service necessary for full vesting or (c) the date on which he suffers a Permanent Disability, shall be entitled to receive a benefit, to be distributed as provided in Article 12, equal to the balance in his RSP Account as of the Valuation Date coinciding with the date on which distribution of benefits commences.

     Section 11.02 Upon Termination by Reason of Death. If a Participant dies, his Beneficiary shall be entitled to receive a benefit, to be distributed as provided in Article 12, equal to the balance in the Participant's RSP Account as of the Valuation Date coinciding with the date on which distribution of benefits commences. In the event there is no designated Beneficiary living at the death of the Participant, distribution shall be made as follows:

     (a) If the Participant is survived by his spouse, the surviving spouse shall be treated as the sole designated Beneficiary.

     (b) If the Participant is not survived by his spouse and a will of the Participant is admitted to probate, then as the Participant shall have specifically directed in such will, and if he shall have made no specific direction, then as his will shall direct distribution of his residuary estate.

     (c) If the Participant is not survived by his spouse and the Plan Administrator has no notice that a will of the Participant has been admitted to probate within 180 days after his death, then to the heirs-at-law of the Participant, said heirs-at-law and the proportions they shall respectively be entitled to receive to be determined according to the laws of descent and distribution of the state in which the Participant resided immediately before his death.

     Section 11.03 Upon Termination Prior to Full Vesting. Each Participant whose employment with the Company terminates by reason of resignation or dismissal prior to completing the number of Years of Vested Service necessary for full vesting shall be entitled to receive a benefit, to be distributed as provided in Article 12, equal to the sum of the balance in his Company Retirement Account attributable to amounts transferred pursuant to Section 7.01, if any, the balance in his Employee Retirement Account attributable to Before-Tax Contributions pursuant to Section 5.01 and the entire balance in his Savings Account as of the Valuation Date, coincident with the date on which distribution of benefits commences. The Unvested Portion of such Participant's Company Retirement Account and Employee Retirement Account shall be forfeited pursuant to Section 10.02.

     Section 11.04 Amendment to Vesting Schedule. In the event of an amendment to the vesting schedule in Section 2.49, each Participant with at least three Years of Vested Service may elect to continue to have his Vested Portion computed without regard to such amendment. Such a Participant shall make the foregoing election no later than the last to occur of the following:

     (a) The date which is 60 days after the date on which the amendment is adopted;

     (b) The date which is 60 days after the date on which the amendment becomes effective; or

     (c) The date which is 60 days after the date on which the Participant receives written notice of the amendment.

     Section 11.05 Period of Severance. A Participant's rights and benefits under the Plan generally shall be determined in accordance with his Years of Vested Service and the balance in his RSP Account at the time of termination of service, subject to the following:

     (a) If a Participant, who had a vested interest in that portion of the balance in his Company Retirement Account not attributable to amounts transferred pursuant to Section 7.01, and that portion of the balance in his Employee Retirement Account attributable to Company Matching Contributions when his employment terminated, is reemployed by the Company, his Years of Vested Service prior to his termination of employment shall be reinstated.

     (b) If a Participant, who had no vested interest in that portion of the balance in his Company Retirement Account not attributable to amounts transferred pursuant to Section 7.01, and that portion of the balance in his Employee Retirement

          Account attributable to Company Matching Contributions when his employment terminated, is reemployed by the Company before incurring five consecutive One-Year Periods of Severance, the amounts forfeited pursuant to Section 11.03 shall be restored to his Company Retirement Account and Employee Retirement Account as of his Reemployment Commencement Date and his Years of Vested Service prior to that period of severance shall be reinstated.

     (c) If a Participant had no vested interest in his RSP Account, then the Years of Vested Service prior to his separation of service will be disregarded, but only if the number of consecutive one year breaks in service equals or exceeds the greater of his Years of Vested Service prior to his separation of service, or five years.

     Section 11.06 Suspension of Benefits Upon Reemployment of Participant. Subject to Sections 12.04(b) or 12.06, a Participant who is receiving installment payments from the Plan is reemployed by the Company, his installment payments shall be suspended as of his reemployment, subject to the following rules:

     (a) the Participant must receive a notice (by personal delivery of first-class mail) during the first month for which his installments are suspended, with the notice to contain the information required by Department of Labor Reg. (S)2530.230-3(b)(4);

     (b) no installment may be withheld for any month in which the Participant is credited with less than 40 Hours of Service or receives pay for fewer than 8 days; and

     (c) with his first installment after he is again eligible to receive benefits under this Article 11, the Participant will receive all his suspended installments.


ARTICLE 12.  DISTRIBUTION OF BENEFITS
----------   ------------------------

     Section 12.01 Request for Distribution. A Participant entitled to a benefit under the Plan may request that his benefit be distributed to him under one or more of the alternative methods of distribution described in Section
12.02. In the event a Participant dies prior to the commencement of benefits under the Plan, or after the commencement of benefits but before distribution of his entire interest under the Plan, the Participant's remaining interest shall be distributed in such manner as the Participant has elected in writing prior to his death, or in the absence of such an election, under one or more of the alternative methods of distribution described in Section 12.02, as the Beneficiary shall direct. Notwithstanding the foregoing, the benefit payable to a Beneficiary of a Beneficiary pursuant to Section 3.04 shall be distributed in a lump-sum payment.

     Section 12.02  Methods of Distribution.  Subject to the provisions of
Section 12.01, upon the termination of employment of a Participant for any reason, distribution shall be made by one of the following methods, or combination thereof, as the Participant or Beneficiary shall elect on a properly completed final distribution form submitted to the Plan Administrator or to such other person designated by the Plan Administrator, except that if the Vested Portion in the Participant's RSP Account does not exceed $3,500, the Plan Administrator shall require that distribution be made in one lump-sum payment without the consent of the Participant or Beneficiary:

     (a)  Lump-Sum Distribution.  Distribution may be made by lump-sum payment;

     (b) Installment Distribution. Distribution may be made in approximately equal installments not less frequently than annually for any definite period which does not exceed (i) the life or life expectancy of the Participant or (ii) the joint lives or joint life expectancy of the Participant and his Beneficiary, whether or not the Beneficiary is his spouse. The present value of benefits payable to the Participant during his lifetime shall be more than fifty percent (50%) of the present value of the total benefits payable to the Participant and his Beneficiary, determined as of the termination of employment. Subject to the provisions of Section 12.06, when a Participant's RSP Account is distributable in periodic installments, it shall not thereafter be eligible for any Company contributions pursuant to Sections 4.01 and
          4.02. In the event distribution of a benefit is made, in whole or in part, in installments pursuant to this subsection 12.02(b), the distributee may elect in writing, on a form provided by the Plan Administrator or by such other person designated by the Plan Administrator, to accelerate the payment of all or any portion of any unpaid installments; provided, however, that the distributee may not make more than two elections to accelerate the payment of any unpaid installments in any calendar year. The life expectancy used in this subsection 12.02(b) shall be determined as of the Valuation Date immediately preceding the later of the Participant's (i) retirement, or receipt of benefit, or (ii) death, but in no event later than the required minimum distribution date pursuant to Section 401(a)(9) of the Code.

     (c) Death Before Commencement of Benefits. If a Participant dies before distribution pursuant to this Section 12.02 has begun, the entire interest of the Participant's RSP Account shall be distributed within five years after his death, with the following exceptions:

          (1) If the Participant's Beneficiary is not his surviving spouse, the entire interest of the Participant may be distributed to the Beneficiary over a period not exceeding the Beneficiary's life or life expectancy, provided such payments begin within one year after the Participant's death.

          (2) If the Beneficiary is the surviving spouse, distribution to the surviving spouse shall begin no later than the later of the date on which the Participant would have attained age 70-1/2 or the first anniversary of the Participant's death, and shall be made over a period not exceeding the life or life expectancy of the surviving spouse.

          (3) If the surviving spouse dies before payments begin, the surviving spouse shall be treated for the purpose of the rules in this subsection 12.02(c) as the Participant. If the surviving spouse dies after payments begin but before the entire interest is distributed, the entire remaining interest shall be distributed to the surviving spouse's Beneficiary over a period not exceeding the surviving spouse's Beneficiary's life or life expectancy, provided such payments begin within one year after the surviving spouse's death.

          (4) Notwithstanding the foregoing provisions of this subsection 12.02(c), the Beneficiary may elect in writing, on a form provided by the Plan Administrator or such other person designated by the Plan Administrator, to accelerate the distribution of all or any portion of the benefits payable to him; provided, however, that the Beneficiary may not make more than two elections to accelerate the distribution of benefits in any calendar year.

     (d) Death After Commencement of Installment Payments. If a Participant dies after distribution pursuant to subsection 12.02(b) has begun but before his entire interest is distributed and such distribution is to be for a period certain not exceeding the life or life expectancy of the Participant or the joint lives or joint life expectancy of the Participant and his Beneficiary, the remaining portion shall continue to be distributed according to that schedule. Notwithstanding the preceding sentence, the Beneficiary may elect in writing, on a form provided by the Plan Administrator or such other person designated by the Plan Administrator, to accelerate the payment of all or any portion of any unpaid installments; provided, however, that the Beneficiary may not make more than two elections to accelerate the payment of any unpaid installments in any calendar year.

     (e) Distribution to Trust for Primary Benefit of a Spouse. In addition to the requirements under subsections 12.02(c) and (d), if the Participant's Beneficiary is a trust which qualifies for the Federal estate tax marital deduction because it is held for the primary benefit of the Participant's spouse, and if the trustee of that trust elects to receive distributions from the Plan in installments, then installment payments for each calendar year commencing upon the death of the Participant shall be equal to or exceed the greater of (i) the minimum amount necessary to satisfy the requirements under Section 401(a)(9) of the Code or (ii) the income earned by the Participant's RSP Account.

     If a Participant elects to begin distribution of his RSP Account prior to his Normal Retirement Date pursuant to this Section 12.02, such election will be deemed to be consent for purposes of Section 411(a)(11) of the Code.

     Section 12.03 Treatment of RSP Account in Installment Distribution. In the event distribution of a benefit is to be made in periodic installments pursuant to subsection 12.02(b), (c), (d) or (e), each installment payment shall be charged to each Investment Fund in the same ratio as the balance in the Participant's RSP Account invested in that Fund bears to the total balance in the Participant's RSP Account. The Participant (or Beneficiary, if applicable) shall continue to have the right to change the investment of the balance in his Company Retirement Account, Employee Retirement Account and Savings Account among the Investment Funds pursuant to Section 9.06. The Participant's RSP Account shall share in all adjustments pursuant to Article 10 until the entire balance in the Participant's RSP Account is distributed.

     Section 12.04  Commencement of Distribution.  Subject to the provisions of
Section 12.02:

     (a) After a Participant's termination of employment, distributions shall commence as of any Valuation Date coincident with or next following the date on which the request is received by the Plan Administrator or such other person designated by the Plan Administrator, or as soon as practicable thereafter.

     (b) A Participant who has attained age 65 and continues to be employed by the Company may request that all or any part of the Vested Portion in his RSP Account be distributed to him in a lump-sum payment as of any Valuation Date coincident with or next following the date on which such request is received by the Plan Administrator or as soon as practicable thereafter. Such Participant shall continue to be an Eligible Employee for all purposes of the Plan.

     Section 12.05 Deferral of Distribution. If the Participant's termination of employment occurs prior to the date on which he attains age 70-1/2 and the Vested Portion in his RSP Account is in excess of $3,500, the Participant, by written notice to the Plan Administrator, may defer commencement of distributions, but in no event may the Participant defer distribution beyond the April 1 of the calendar year following the calendar year in which he attains age 70-1/2. If a Participant defers distribution pursuant to this Section 12.05, distributions to him shall commence as of the Valuation Date following the date to which distribution is deferred or as soon as practicable thereafter; provided, however, that the Participant shall request such distribution from the Plan Administrator or from such other person designated by the Plan Administrator. Any Participant who has deferred receipt of benefits under the Plan may elect in writing, on a form provided by the Plan Administrator, or from such other person designated by the Plan Administrator to accelerate the distribution of all or any portion of the vested balance in his RSP Account; provided, however, that the Participant may not make more than two elections to accelerate the distribution of benefits in any calendar year.

     Section 12.06 Notice. If a Participant's benefit does not exceed $3,500 and if a distribution of such Participant's benefit is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)- 11(c) of the Income Tax Regulations is given provided that:

     (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (b) the Participant, after receiving the notice, affirmatively elects a distribution.

     Section 12.07 Distribution Upon Attainment of Age 70-1/2. Distributions to any Participant whose employment with the Company continues after he has attained age 70-1/2 shall commence no later than the April 1 of the calendar year following the calendar year in which he attains age 70-1/2 (or such later date as may be permitted by law). Any distributions which are made pursuant to this Section 12.07 shall satisfy the minimum distribution requirements of
Section 401(a)(9) of the Code. Such Participant shall continue to be an Eligible Employee for all purposes of the Plan.

     Section 12.08 Distribution to Alternate Payee Pursuant to Qualified Domestic Relations Order. If the Plan Administrator receives a domestic relations order and determines that such order is a qualified domestic relations order (as described in Section 15.12), benefits payable to the alternate payee thereunder shall be distributed in [any form permitted by the Plan (as if the alternate payee were a Participant)] as soon as practicable following the first Valuation Date after the Plan Administrator receives the alternate payee's request for such distribution, which request shall be in any form requested by the Plan Administrator. For purposes of this Section 12.08, the terms "alternate payee" and "qualified domestic relations order" shall have the meanings set forth in Section 414(p) of the Code.

     Section 12.09 Direct Rollovers On or After January 1, 1993. A Distributee on or after January 1, 1993 may elect, at the time and in the manner prescribed by the RSP Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section the following definitions shall apply:

     (a) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the Distributee's RSP Account, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributees and the Distributee's joint annuitant, (ii) any distribution that is one of a series of payments made for a specified period of ten years or more, or (iii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

     (b) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity plan described in Section 401(a) of the Code, or any qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     (c) Distributee: The term Distributee means, where applicable, the Participant, the Participant's surviving spouse, and the Participant's spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.

     (d) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     Section 12.10  Loans to Participants.   If a signed credit agreement is on
file with the Administrative Services Provider, any "party in interest" (as defined in Section 3(14) of ERISA) who is either a Participant, or a Beneficiary entitled to receive a vested benefit under the Plan as a result of the death of a Participant, may request a loan from the Plan Administrator. The Plan Administrator may in its discretion to grant a loan to such

Participant or Beneficiary from the Participant's Savings Account. The loan will be effective as of the Valuation Date on which the Participant requested a loan and distributed as soon as reasonably practicable thereafter. Loans are subject to specific conditions:

     (a) The loan is one which is made available to all Participants and Beneficiaries who are parties in interest on a reasonably equivalent basis and is not made available to Participants who are Highly Compensated Employees in an amount greater in proportion to the size of such Participants' Savings Accounts than that available to other Participants;

     (b) Each loan shall bear a reasonable rate of interest commensurate with the prime rate quoted in The Wall Street Journal as of the first business day of each month plus one percentage point. The interest rate shall apply to all loans issued during that month;

     (c) The loan shall be adequately secured by assignment of a portion of the balance in the Participant's Savings Account in an amount equal to the principal amount of the loan, but not in excess of fifty percent (50%) of the balance in the Participant's Savings Account determined as of the Valuation Date on which the loan is requested;

     (d) The minimum amount which may be loaned hereunder at any one time to any Participant or Beneficiary shall be $500. The maximum amount which may be loaned hereunder at any one time to any Participant or Beneficiary shall not exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant or Beneficiary from all tax-qualified plans of the Company during the 1-year period ending on the day before the date on which such loan is made, over the outstanding balance of all loans to the Participant or Beneficiary from all tax-qualified plans of the Company on the date on which such loan is made, or (ii) fifty percent (50%) of the balance in the Participant's Savings Account determined as of the Valuation Date on which the loan is requested;

     (e) Refusal of the Plan Administrator or such other person designated by the Plan Administrator to grant any loan shall not preclude future applications by the same Participant or Beneficiary, and application for or acceptance of a loan hereunder shall not of itself be construed to constitute termination of participation in or waiver of any rights under the Plan;

     (f) All loans granted under the Plan shall be repaid, pursuant to a written repayment schedule, by payroll deduction (or as otherwise determined by the Plan Administrator if not paid by payroll deduction) and shall be evidenced by a written promissory note payable to the Trustee. In no event shall loans be extended for a period of less than six months or greater than five years. In no event shall more than one loan be extended to a Participant or Beneficiary hereunder at any one time. Principal and interest payments by the Participant or Beneficiary shall be at least monthly on a level amortization basis. Any Participant or Beneficiary to whom a loan is extended pursuant to this Section 12.10 may elect to accelerate the repayment of such loan;

     (g) In the event of the failure to pay on a timely basis any amount of either principal or interest which is due under the terms of any loan, the Trustee, at the direction of the RSP Committee, shall declare the loan in default and the full amount of the loan due and payable. Upon declaration of default, the Plan Administrator shall take whatever action may be lawful to remedy the default. Such action may include setoff of the remaining balance of the loan against the appropriate Participant's Savings Account, provided that setoff may not be made prior to the first date on which any such amount could otherwise have been distributed pursuant to Article 12. The Plan Administrator may setoff amounts owed by the Participant or Beneficiary as described in the preceding sentence without being in violation of Section 16.01.
          No Participant or Beneficiary who has once defaulted on a loan extended hereunder shall be granted any additional loan whatsoever.
          In the event a Participant or Beneficiary to whom a loan has been extended pursuant to this Section 12.10 ceases to be a "party in interest," the loan shall be deemed to be in default and subject to the provisions of this subsection 12.10(g);

     (h) A separate segregated account shall be established for each Participant or Beneficiary who is granted a loan pursuant to this
          Section 12.10. The segregated account, which shall be part of the Participant's Savings Account, shall be credited with the amount of the loan. Segregated accounts shall not share in the dividends, earnings, losses and gains of the Trust. Each payment of principal and interest shall be credited to the segregated account in the Participant's Savings Account and shall be reinvested in the Investment Funds in the same percentages as the contributions to the Participant's Savings Account are invested at such time or, if there are no current contributions to the Participant's Savings Account, in the percentages in which such contributions were invested immediately prior to the loan. In the absence of an effective investment election, each payment of principal and interest shall be credited to the segregated account in the Participant's Savings Account and shall be reinvested in The George Putnam Fund of Boston;

     (i) Amounts advanced as loans under this Section 12.10 shall not be considered distributions; and

     (j) Loan distributions shall commence following the Valuation Date in which the Participant requested a loan or as soon as practicable thereafter.


ARTICLE 13.  IN-SERVICE WITHDRAWALS
----------   ----------------------

     Section 13.01 Withdrawals from Balance in the Participant's Savings Account Attributable to After-Tax Contributions and the Company Matching Contributions and After-Tax Contributions to the Borg-Warner Corporation Investment Plan Transferred to the Savings Account Pursuant to Section 7.01. Prior to the termination of his employment with the Company, a Participant may withdraw as of any Valuation Date, subject to the limitations provided in this
Section 13.01, all or any portion of the balance in his Savings Account attributable to his (i) After-Tax Contributions, and (ii) the company matching contributions made on his behalf and any after-tax contributions made by him to the Borg-Warner Corporation Investment Plan transferred to his Savings Account pursuant to Section 7.01, by completing the applicable form setting forth the amount he desires to withdraw to the Plan Administrator or such other person designated by the Plan Administrator. No Participant will be required to provide evidence of an immediate and heavy financial need to qualify for a withdrawal pursuant to this Section 13.01. Any Before-Tax Contributions which are treated as After-Tax Contributions under Section 2.01 shall be subject to the withdrawal rules of Section 13.02 and not this Section 13.01.

     Section 13.02 Withdrawals from Balance in the Participant's Savings Account Attributable to Before-Tax Contributions and Amounts Transferred to the Savings Account Pursuant to Section 7.01 Excluding Company Matching Contributions and After-Tax Contributions to the Borg-Warner Corporation Investment Plan Transferred to the Savings Account Pursuant to Section 7.01. If a Participant has withdrawn the maximum amount permitted by Section 13.01, the Participant may withdraw as of any Valuation Date, subject to the limitations provided in this Section 13.02, all or any portion of the balance in his Savings Account attributable to the Before-Tax Contributions made on his behalf and amounts transferred to his Savings Account pursuant to Section 7.01 (excluding the company matching contributions made on his behalf and any after-tax contributions made by him to the Borg-Warner Corporation Investment Plan transferred to his Savings Account pursuant to Section 7.01) by making a written request to the Plan Administrator or such other person as designated by the Plan Administrator.

     A Participant who has not attained age 59-1/2 on or before the date on which he would otherwise receive a withdrawal pursuant to this Section 13.02 shall be permitted to withdraw all or any portion of the balance in his Savings Account attributable to the Before-Tax Contributions made on his behalf and amounts transferred to his Savings Account pursuant to Section 7.01 (excluding the company matching contributions made on his behalf and any after-tax contributions made by him to the Borg-Warner Corporation Investment Plan transferred to his Savings Account pursuant to Section 7.01), provided the Participant has submitted satisfactory proof to the Plan Administrator that (i) a hardship exists, which hardship shall be limited to the Participant's immediate and heavy financial need, and (ii) such withdrawal is necessary to satisfy such immediate and heavy financial need.

     The determination of the existence of an immediate and heavy financial need and of the amount necessary to meet the need shall be made by the Plan Administrator in a nondiscriminatory manner. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the Participant provides evidence satisfactory to the Plan Administrator that the distribution is on account of:

     (a) Medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care as described in
          Section 213(d) of the Code;

     (b) Purchase (excluding mortgage payments) of a principal residence for the Participant;

     (c) Payment of tuition for and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code); or

     (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

     A withdrawal shall be necessary to satisfy a Participant's immediate and heavy financial need only if all of the following requirements are met:

     (w) The amount of the withdrawal is not in excess of the amount of the immediate and heavy financial need including any Federal, State or Local taxes or penalties from the withdrawal;

     (x) The Participant has obtained all withdrawals, other than hardship withdrawals, and all nontaxable loans available at the time of the requested withdrawal under all plans maintained by the Company;

     (y) The Before-Tax Contributions and After-Tax Contributions of any Participant who makes a hardship withdrawal pursuant to this Section
          13.02 shall be suspended until the first day of the first Payroll Period following the end of the 12-month period beginning on the date the withdrawal is effective; and

     (z) A Participant may not make Before-Tax Contributions during the calendar year immediately following the calendar year of the hardship withdrawal in excess of the applicable dollar limit under Section 5.03 for such next calendar year less the amount of such Participant's Before-Tax Contributions for the calendar year of the hardship withdrawal.

     The maximum amount which a Participant, who has not attained age 59-1/2 on or before the date on which he would otherwise receive a withdrawal pursuant to this Section 13.02, may withdraw from the balance in his Savings Account attributable to Before-Tax Contributions shall be equal to the lesser of the current balance in his Savings Account attributable to Before-Tax Contributions, or the balance in his Savings Account attributable to Before-Tax Contributions as of December 31, 1988 increased by the Before-Tax Contributions made on his behalf after that date and reduced by any withdrawals pursuant to this Section
13.02 after that date.

     A Participant who has attained age 59-1/2 on or before the date on which he would otherwise receive a withdrawal pursuant to this Section 13.02 shall not be required to provide evidence of an immediate and heavy financial need to qualify for a withdrawal from the balance in his Savings Account attributable to the Before-Tax Contributions made on his behalf and amounts transferred to his Savings Account pursuant to Section 7.01 (excluding the company matching contributions made on his behalf and any after-tax contributions made by him to the Borg-Warner Corporation Investment Plan transferred to his Savings Account pursuant to Section 7.01). A Participant described in the preceding sentence shall be permitted to withdraw all or any portion of his Before-Tax Contributions and amounts transferred to his Savings Account pursuant to Section
7.01 (excluding the company matching contributions made on his behalf and any after-tax contributions made by him to the Borg-Warner Corporation Investment Plan transferred to his Savings Account pursuant to Section 7.01), and the income allocable thereto, including income credited to his Savings Account after December 31, 1988. Such Participant's Before-Tax Contributions and After-Tax Contributions shall not be suspended as a result of a withdrawal pursuant to this Section 13.02.

     Section 13.03 Number of Withdrawals and Distribution from Investment Funds. Each withdrawal shall be made pro rata from the Investment Funds in which the Participant's Savings Account is invested. A Participant may not make more than two withdrawals pursuant to Sections 13.01 and 13.02 in any calendar year.

     Section 13.04 Time of Withdrawal. Withdrawals pursuant to Sections 13.01 and 13.02 shall commence following the Valuation Date as of which the withdrawal is effective or as soon as practicable thereafter.

ARTICLE 14.  THE TRUST
----------   ---------

     Section 14.01 Establishment of Trust. All of the assets under the Plan shall be held as a single trust, to be held, invested and distributed in accordance with the provisions of the Plan providing benefits to Participants and their Beneficiaries.

     Section 14.02 Appointment of Trustee. The Trust shall be held by a Trustee appointed by the Employee Benefits Committee, from time to time, under a trust instrument which shall be approved by the Employee Benefits Committee and shall constitute part of the Plan.


ARTICLE 15.  ADMINISTRATION
----------   --------------

     Section 15.01 Allocation of Fiduciary Duties. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are expressly given them under the Plan. In general, the Employee Benefits Committee shall have the sole responsibility for setting or authorizing the contributions required under the Plan as specified in Article 4, the sole authority to appoint and remove any Trustee and any member of the RSP Committee and the sole power to amend or terminate, in whole or in part, the Plan or Trust. The RSP Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan and the Trust. The Plan Administrator will have the duties provided for it in ERISA. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets under the Trust, all as specifically provided in the Trust. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan and Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan and Trust, and is not required under the Plan or Trust to inquire into the propriety of any such direction, information or action, except that each Fiduciary shall not be relieved from liability for a breach of Fiduciary responsibility by a co-Fiduciary under Section 405(a) of Title I of ERISA. It is intended under the Plan and Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan.

     Section 15.02 Establishment of RSP Committee. The RSP Committee shall consist of at least three members who shall be appointed by the Employee Benefits Committee and who may also be officers, directors, employees, agents or shareholders of the Company or members of the Employee Benefits Committee. RSP Committee members may resign by written notice to, or may be removed by, the Employee Benefits Committee, which shall appoint a successor to fill any vacancy on the RSP Committee, howsoever caused. The Employee Benefits Committee shall advise the Trustee in writing of the names of the members of the RSP Committee and of any changes which may occur in its membership from time to time.

     Section 15.03 Appointment and Duties of Plan Administrator. The Plan Administrator shall be appointed by the RSP Committee to serve at the RSP Committee's discretion and shall exercise such authority and responsibility as he deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to:

     (a)  The administration of the Plan;

     (b)  Reports and notifications to Participants;

     (c)  Reports to and registration with the Internal Revenue Service;

     (d)  Annual reports to the Department of Labor; and

     (e)  Any other actions required by ERISA or the Plan.

     Section 15.04 Powers and Duties of RSP Committee. The RSP Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

     (a) To administer and enforce the Plan, including exclusive powers to interpret the Plan, to determine and to resolve questions as between the Company and Participants or Beneficiaries which relate to eligibility and distributions from the Plan, to remedy possible ambiguities, inconsistencies or omissions in a manner which does not discriminate in favor of Highly Compensated Employees, and which shall, subject to the claims procedure of Section 15.11, be conclusive and binding upon all persons hereunder, including, without limitation, Participants, other employees of the Company, Beneficiaries, and former Participants, and their executors, administrators, conservators, or heirs;

     (b) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

     (c) To prepare and distribute, in such manner as the RSP Committee determines to be appropriate, information explaining the Plan and Trust;

     (d) To receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan and Trust;

     (e) To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

     (f) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, the receipts and disbursements and the assets of the Trust;

     (g) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel, and such clerical, medical, accounting, auditing, actuarial and other services as it may require in carrying out the provisions of the Plan or in connection with any legal claim or proceeding involving the Plan, to settle, compromise, contest, prosecute or abandon claims in favor of or against the Plan, and to pay all costs and expenses related to the above actions from the assets of the Trust; and

     (h)  To discharge all other duties set forth herein.

The RSP Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility under the Plan. No member of the RSP Committee shall participate in any action on any matters involving solely his own rights or benefits as a Participant under the Plan, and any such matters shall be determined by the other members of the RSP Committee.

     Section 15.05 RSP Committee Direction on Payments. The RSP Committee, or an RSP Committee member designated by the RSP Committee shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the provisions of the Plan.

     Section 15.06 Actions by RSP Committee. The RSP Committee may act at a meeting or by writing without a meeting, by the vote or assent of a majority of its members. The RSP Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs and the administration of the Plan. A dissenting RSP Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other RSP Committee members shall not be responsible for any such action or failure to act.

     Section 15.07 Expenses of RSP Committee. Members of the RSP Committee shall not receive compensation from the Plan for those services they perform as RSP Committee members while employed by the Company. Any and all necessary expenses related to Plan and Trust administration shall be paid from the Trust, but may be paid by the Company if it so elects.

     Section 15.08 Records of RSP Committee. The RSP Committee shall keep a record of all of its meetings and shall keep all such books of account, records and other data as may be necessary or desirable in its judgment for the administration of the Plan. The RSP Committee shall keep on file, in such form as it shall deem convenient and proper, all reports of the Trust received from the Trustee.

     Section 15.09 Information from Participant. The Plan Administrator may require a Participant to complete and file with the Plan Administrator forms approved by the RSP Committee, and to furnish all pertinent information requested by such RSP Committee. The RSP Committee may rely upon all such information so furnished, including the Participant's current mailing address.

     Section 15.10 Notification of Participant's Address. Each Participant, retired Participant and Beneficiary entitled to benefits under the Plan must file with the Plan Administrator or such other person designated by the Plan Administrator, in writing, his post office address and each change of post office address. Any communication, statement or notice addressed to such a person at this latest post office address as filed with the Plan Administrator will, on deposit in the United States mail with postage prepaid, be binding upon such person for all purposes of the Plan, and the Plan Administrator shall not be obliged to search for, or to ascertain the whereabouts of, any such person.

     Section 15.11 Claims Procedure. A Participant or Beneficiary shall file a claim for benefits under the Plan in writing with the Plan Administrator who shall process it and approve or disapprove it within 90 days of the date that the claim is received. If special circumstances arise and the Plan Administrator cannot process the claim within 90 days, the Plan Administrator shall notify the claimant that the time for making the decision is extended for up to 90 additional days. If the Plan Administrator fails to notify the claimant within the applicable period, the claim is considered denied. If the Plan Administrator makes a determination to deny benefits to a Participant, the denial shall be stated in writing and delivered or mailed to the Participant or Beneficiary. Such notice shall set forth the specific reasons for the denial, written in a manner that may be understood by the Participant, and shall describe the steps necessary for appeal. The Participant whose claim for benefits has been denied shall have a period of 60 days in which to appeal to the RSP Committee and submit additional information to the RSP Committee. The RSP Committee shall consider the request at its next scheduled meeting. If the claim is again denied in writing, the Participant or Beneficiary may request a hearing within 60 days of the second denial, and the RSP Committee shall afford a reasonable opportunity for a hearing to any Participant or Beneficiary for a review of its decision denying the claim, which hearing shall be held within 60 days following receipt of the request. The Claimant shall have an opportunity to present evidence and appear before the RSP Committee. The RSP Committee shall review all evidence submitted by the claimant, shall make its decision regarding the claim within 120 days following the receipt of the request for a hearing by the claimant and shall provide the claimant with a written decision. The decision of the RSP Committee regarding the claim shall be final and conclusive.

     Section 15.12 Qualified Domestic Relations Order Procedure. In the case of any domestic relations order received by the Plan Administrator, the Plan Administrator shall promptly notify the Participant and the spouse, former spouse, child or other alternate payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders. Within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a "qualified domestic relations order" within the meaning of Section 414(p) of the Code. It shall then notify the Participant and the alternate payee of such determination.

     The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Such procedures shall be in writing, shall provide for the notification of each person specified in a domestic relations order as entitled to payment of benefits under the Plan (at the address included in the domestic relations order) of such procedures promptly upon receipt by the Plan Administrator of the domestic relations order and shall permit an alternate payee to designate a representative for receipt of copies of notices that are sent to the alternate payee with respect to a domestic relations order.

     During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Plan Administrator, by a court of competent jurisdiction or otherwise), the Plan Administrator shall cause the Trustee to segregate in a separate account in the Trust or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. If within the 18-month period beginning on the date on which the first payment would be required to be made under the domestic relations order it is determined that the order is not a qualified domestic relations order or the question of whether the order is a qualified domestic relations order is not resolved, the Plan Administrator shall cause the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.

     Any determination that an order is a qualified domestic relations order which is made after the close of the 18-month period described in the preceding paragraph shall be applied prospectively only.

     If the Plan Administrator or any Fiduciary acts in accordance with this
Section 15.12 in treating a domestic relations order as being (or not being) a qualified domestic relations order or taking action under this Section 15.12, the Plan's obligation to the Participant and each alternate payee shall be discharged to the extent of any payment made.

ARTICLE 16.  GENERAL PROVISIONS
----------   ------------------

     Section 16.01 Nonalienation of Benefits. Except for qualified domestic relations orders, and as otherwise required under federal law, assignment of benefits under the Plan or their pledge or encumbrance in any manner shall not be permitted or recognized under any circumstance, nor shall such benefits be subject to attachment or other legal process for the debts of any Participant, former Participant or Beneficiary.

     Section 16.02 Payment to Incapacitated Participant or Beneficiary. If the RSP Committee shall find that a Participant, former Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, or has died, the RSP Committee may direct that any payment due him, unless claim therefor shall have been made by a duly appointed legal representative, shall be paid to his spouse, a child, a parent, or other blood relative or to a person with whom he resides, and any such payment so made shall be in complete discharge of the liabilities of the Plan therefor.

     Section 16.03 Payment Because of Inability to Locate Participant of Beneficiary. If the Plan Administrator is unable, within three years after any benefit becomes due under the Plan to a Participant or Beneficiary, to make payment because the identity and/or whereabouts of such Participant or Beneficiary cannot be ascertained notwithstanding the mailing of notice to any last known address or addresses, the Plan Administrator shall make payment of such benefit as provided in Section 11.02 as though such Participant had died three years after the date such benefit became due. In the event the payment cannot be made pursuant to the provisions of Section 11.02 the balance in such Participant's RSP Account shall be forfeited. If the Participant or Beneficiary later makes a claim for a benefit under the Plan, and that claim for a benefit is granted, the amount in the Participant's RSP Account that was forfeited shall be paid to the Participant or Beneficiary without regard to any subsequent gain or loss.

     Section 16.04 Interest in Fund Governed by Terms of the Plan. No Participant, former Participant or Beneficiary, or any other person, shall have any interest in or right under the Plan or in any part of the assets or earnings thereof held in the Trust except as and to the extent provided in the Plan.

     Section 16.05 Trust Sole Source of Benefits. The assets of the Trust shall be the sole source of all benefits provided for in the Plan. The Company, the Employee Benefits Committee and the RSP Committee do not in any way guarantee the assets of the Trust from loss or depreciation as a result of Participants' investments in the Investment Funds of the Plan.

     Section 16.06 Actions by Board of Directors, Employee Benefits Committee or RSP Committee. Whenever in the administration of the Plan, action by the Board of Directors, the

Employee Benefits Committee or the RSP Committee is required with respect to eligibility or classification of Employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of Employees who are officers, stockholders or Highly Compensated Employees.

     Section 16.07 Plan for Exclusive Benefit of Participant and Beneficiary. No part of any Company Retirement Contribution or Company Matching Contribution under Article 4 or of any Before-Tax Contribution or After-Tax Contribution under Article 5 or of any part of the Trust (other than such part as provided for under the Plan) shall be used for, or diverted to, purposes other than for the exclusive benefit of the Participants under the Plan or their Beneficiaries.

     Section 16.08 No Contract of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company or as a limitation of the right of the Company to discharge any Employee at any time with or without cause.

     Section 16.09 Indemnification of Employee Benefits Committee, RSP Committee and Plan Administrator. Members of the Employee Benefits Committee, members of the RSP Committee and the Plan Administrator shall be indemnified by the Corporation and the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto. If the Corporation takes any action to liquidate under circumstances which require that the Employee Benefits Committee and/or the RSP Committee remain in existence, the Corporation shall purchase insurance for each member of the Employee Benefits Committee and the RSP Committee to cover liability or losses occurring by reason of an act or omission of any such member, unless the same is determined to be due to acts of gross negligence or willful misconduct. The expenses incurred for such insurance or indemnification shall be paid by the Company or Corporation, as applicable, and shall not be reimbursable under the provisions of the Plan.

     Section 16.10 Change in Business. In the event of the sale, dissolution, merger, consolidation, reorganization or discontinuance of all or any part of any trade or business of the Company, the RSP Committee, in its sole discretion, may (a) determine that all or a portion of the affected Employees of the Company shall no longer be Eligible Employees in the Plan and (b) determine that the rights of the affected Employees accrued to the date of such sale, dissolution, merger, consolidation, reorganization or discontinuance shall be nonforfeitable.

ARTICLE 17.  AMENDMENTS AND TERMINATION
----------   --------------------------

     Section 17.01 Right to Amend Plan. The Corporation has delegated the power to amend or modify the Plan in whole or in part to the Employee Benefits Committee and, through the powers delegated to the Employee Benefits Committee pursuant to Section 15.01, reserves the right at any time and from time to time to amend or modify the Plan in whole or in part and either retroactively or prospectively through a written instrument delivered to the Trustee; provided, however, that:

     (a) Except as expressly provided to the contrary herein, no such amendment or modification shall authorize or permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants or Beneficiaries, or to deprive any of them of funds then held for their account;

     (b) No amendment or modification shall increase the duties or liabilities of the Trustee without its written consent; and

     (c) Notwithstanding anything herein to the contrary, the Employee Benefit Committee may make any amendment or modification to the Plan and the Trust that it deems necessary or appropriate to comply with any statute or regulation, including requirements for qualification, exempt status and deductibility of contributions under the Code, and such amendments or modifications shall have retroactive effect if necessary or appropriate for such purposes.

     Section 17.02 Termination of Plan or Discontinuance of Contributions. It is the intention of the Corporation to continue the Plan and to make contributions thereto, but the Corporation reserves the right, through the powers delegated to the Employee Benefits Committee pursuant to Section 15.01, to suspend or terminate the Plan at any time and for any reason. In the event of termination, dissolution, merger, consolidation or reorganization of the Corporation, where the successor does not continue the Plan in accordance with
Section 18.01, upon partial termination of the Plan with respect to a group of Participants, upon complete discontinuance of Company contributions under the Plan or any other termination of the Plan, the interests of the affected Participants shall become fully vested and their interests shall be nonforfeitable. There shall be no Company contributions under Article 4 after the date the Plan terminates. However, the RSP Committee and the Trust shall remain in existence, and all of the provisions of the Plan (other than the provisions relating to contributions and Forfeitures), which in the sole opinion of the RSP Committee are necessary, shall remain in full force and effect.

     Section 17.03 Distribution on Termination of Plan. In the event of the termination or partial termination of the Plan, after payment of all expenses (including Trustee fees), there shall be distributed to each affected Participant, or to his Beneficiary in the case of a deceased Participant, in such manner as the RSP Committee shall direct, a benefit equal to the balance in the Participant's RSP Account, such balance to be adjusted as provided in Article 10 as of the later of the Valuation Date on which termination or partial termination occurs or the Valuation Date coinciding with or immediately preceding the date of distribution; provided, however, that the RSP Committee and the Trustee shall not be required to effect such distribution until written evidence of approval of such termination and distribution has been received from the Internal Revenue Service. If such benefits shall not exhaust the assets of the Trust, any remaining assets shall be allocated among the RSP Accounts of continuing Participants in the same proportion that the balance in each continuing Participant's RSP Account bears to the aggregate balance in all continuing Participant's RSP Accounts, and in no event shall such assets revert or inure to the benefit of the Company. Upon termination, the RSP Committee may authorize the payment to Participants or Beneficiaries of such amounts in cash or in kind, with all such assets being measured at their fair market value. The Trustee shall continue to hold, invest, administer and distribute the assets of the Trust pursuant to the terms of the Plan until no Trust assets remain in its hands. If a Participant dies after termination of the Plan and before all of his interest in the Trust has been paid, the undistributed portion shall be distributed to his Beneficiary in a lump-sum.


ARTICLE 18.  SUCCESSOR CORPORATION, PLAN MERGER, CONSOLIDATION OR TRANSFER OF
----------   ----------------------------------------------------------------
ASSETS
------

     Section 18.01 Successor Corporation. In the event of the sale, dissolution, merger, consolidation or reorganization of the Corporation, provision may be made by which the Plan will be continued by the successor; and in that event, such successor shall be substituted for the Corporation under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Corporation under the Plan.

     Section 18.02 Plan Merger, Consolidation or Transfer of Assets to Other Qualified Plans. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust only if:

     (a) Each Participant would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);

     (b) Resolutions of the Board of Directors (as defined in Section 2.07 of the Plan), and of the Board of Directors of any new successor employer of the affected Participants, shall authorize such transfer of assets; and in the case of the new successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

     (c) Such other plan is qualified under Sections 401(a) and 501(a) of the Code.


ARTICLE 19.  TOP-HEAVY PLAN PROVISIONS
----------   -------------------------

     Section 19.01  Top-Heavy Plan Definitions.  The definitions relating to
     -------------  --------------------------
top-heavy plan provisions are as follows:

     (a) The term "Top-Heavy Plan" or "Top-Heavy" means the Plan or refers to the Plan if, as of the Determination Date (as defined in subsection 19.01(b) below), the aggregate balance in the RSP Accounts of Key Employees (as defined in subsection 19.01(c) below) under the Plan exceeds sixty percent (60%) of the aggregate balance in the RSP Accounts of all Employees under the Plan, as determined in accordance with the provisions of Section 416(g) of the Code. The determination of whether the Plan is Top-Heavy shall be made after aggregating all other tax-qualified plans of the Company, if any, which are required to be aggregated pursuant to Section 416(g)(2) of the Code and after aggregating any other such plan of the Company which may be taken into account under the permissive aggregation rules of Section 416(g)(2)(A)(ii) of the Code if such permissive aggregation thereby eliminates the Top-Heavy status of any plan within such permissive aggregation group. The Plan is "Super Top Heavy" if, as of the Determination Date, the Plan would meet the test specified above for being a Top-Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place in which it appears in this subsection 19.01(a). The plans which are required to be aggregated include (1) all qualified plans of the Company in which at least one Key Employee participates and all qualified plans of the Company in which at least one Key Employee participated which were terminated within the five-year period ending on the Determination Date, and (2) all other plans of the Company which enable a plan described in (1) to meet the requirements of Section 401(a)(4) or Section 410 of the Code. The plans which are permitted to be aggregated include the plans which are required to be aggregated plus any plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code. For the purposes of these Top-Heavy provisions, Employees and Key Employees shall include only such individuals who performed any services for the Company at any time during the five-year period ending on the Determination Date.

     (b) The term "Determination Date," for purposes of determining whether the Plan is Top Heavy for a particular Plan Year, means the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of the first Plan Year).

     (c) The term "Key Employee" means any Participant in the Plan (including a Beneficiary of such Participant) who at any time during the Plan Year or any of the four preceding Plan Years is:

          (1) An individual who receives as annual Compensation more than 50% of the dollar limit under Section 415(b)(1)(A) of the Code and who is an officer of the Company (but in no event shall more than fifty (50) Employees or, if less, the greater of three or ten percent (10%) of all Employees be taken into account under this paragraph (1) as Key Employees);

          (2) One of the ten (10) Employees owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent (1/2%) interest and the largest interests in the Company, provided that such Employee also had Compensation for that Plan Year exceeding the maximum dollar limitation under
               Section 415(c)(1)(A) of the Code in effect for the calendar year in which the Determination Date falls;

          (3) A person owning (or considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company; or

          (4) A person who receives as annual Compensation from the Company more than $150,000 and who would be described in paragraph (3) of this subsection 19.01(c) if one percent (1%) were substituted for five percent (5%).

For purposes of applying Section 318 of the Code to the provisions of this subsection 19.01(c), paragraph (C) of Section 318(a)(2) of the Code shall be applied by substituting five percent (5%) of fifty percent (50%). In addition, the rules of subsections (b), (c) and (m) of

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

Section 414 of the Code shall not apply for purposes of determining ownership percentage in the Company under this subsection 19.01(c).

     (d) The term "Non-Key Employee" means any Participant in the Plan (including a Beneficiary of such Participant) who is not a Key Employee.

     Section 19.02 Requirements in Plan Years in Which Plan is Top-Heavy. Notwithstanding anything herein to the contrary, if the Plan is Top-Heavy as determined pursuant to Section 416 of the Code for any Plan Year, then the Plan shall meet the following requirements for any such Plan Year:

     (a) Minimum Vesting Requirements. A Participant's vested percentage in his Company Retirement Contribution Account and that portion of the balance in his Employee Retirement Account attributable to Company Matching Contributions under Section 4.02 shall be determined in accordance with the following schedule and not in accordance with
          Section 2.49:

               Years of Vested Service      Vested Portion
               -----------------------      --------------

               Less than Three                     0%
               Three or more                     100%

          In the event that the Top-Heavy Plan ceases thereafter to be Top-Heavy, each Participant's vested percentage shall again be determined under Section 2.49, provided that a Participant's vested percentage shall not be reduced thereby.

     (b) Minimum Contribution Requirement. It is intended that the Company will meet the minimum contribution requirements of Sections 416(c) and 416(h) of the Code by providing the minimum contribution through a combination of Company Retirement Contributions, Company Matching Contributions and Before-Tax Contributions for such Plan Year for each Participant who is a Non-Key Employee, in accordance with whichever of the following paragraphs in applicable:

          (1) If the Company does not maintain a tax-qualified defined-benefit pension plan, or if the Company maintains such a pension plan in which no Participant can participate, the minimum contribution per Participant shall be three percent (3%) of the Participant's Compensation for the Plan Year;

          (2) If the Company maintains a tax-qualified defined-benefit pension plan in which one or more Participants may participate, and that pension plan is not Top-Heavy, the minimum contribution per Participant shall be three percent (3%) of a Participant's Compensation for that Plan Year; provided, however, that if the Plan is not Super Top-Heavy, the minimum contribution shall be increased to four percent (4%) if necessary to avoid the application of Section 416(h)(1) of the Code (relating to the adjustment of the combined plan contributions and benefits limitation which would substitute 1.0 for 1.25 in the defined-contribution and benefit plan factors under Section 415 of the Code) and if such adjusted plan contributions and benefits limitation would otherwise be exceeded if such increased minimum contribution were not so increased; and

          (3) If the Company maintains a tax-qualified defined-benefit pension plan in which one or more Participants may participate, and that pension plan is Top-Heavy, the minimum contribution per Participant shall be five percent (5%) of the Participant's Compensation for that Plan Year; provided, however, that if the Plan is not Super Top-Heavy, the minimum contribution shall be increased to seven point five percent (7.5%) if necessary to avoid the application of Section 416(h)(l) of the Code (relating to the adjustments to the combined plan contributions and benefits limitation described in paragraph (2) above) and if such adjusted plan contributions and benefits limitation would otherwise be exceeded if an increased minimum contribution is not made.

The minimum Company contribution under this subsection 19.02(b) shall be allocated to the Participants' RSP Accounts in the necessary amounts and in such proportions as the RSP Committee shall determine.

     The minimum contribution requirements set forth herein shall be reduced in the following circumstances:

          (1) The percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in this Plan's aggregate group as provided pursuant to Section 416(c)(2)(B)(ii) of the Code; and

          (2) No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Participant in accordance with Section 416(c) of the Code.


ARTICLE 20.  CONSTRUCTION
----------   ------------

     Section 20.01 Plan Administered According to Law. The Plan and the Trust forming part thereof shall be construed and administered according to the laws of the State of Illinois to the extent such laws are not preempted by ERISA or subsequent amendments thereto of any other laws of the United States of America.

     Section 20.02 Gender, Number and Context. Words used in the Plan in the masculine gender shall include the feminine gender, the singular shall include the plural and the plural shall include the singular, all unless the context clearly indicates otherwise. The titles of Sections and subsections in this instrument are included solely for convenience of reference and, if there is any conflict between the titles and the text, the text shall control.


ARTICLE 21.  QUALIFICATION OF PLAN
----------   ---------------------

     Section 21.01 Qualification Intended. The Company shall promptly submit the Plan to the Internal Revenue Service along with all necessary supporting documents with a request for a determination letter that the Plan meets the qualification requirements of Section 401(a) of the Code and that the Trust is exempt from taxation under Section 501(a) of the Code. Any modification or amendment of the Plan may be made retroactively, if necessary or appropriate, to qualify or maintain the Plan as a qualified plan meeting the requirements of Sections 401 and 501 of the Code, ERISA or any other provisions of federal law.

     Witness Whereof, the Company has caused this Plan to be signed on this _____ day of __________________, 1994.

                                       BORG-WARNER SECURITY CORPORATION



                                       By:  ____________________________________
                                       Its:    Executive Vice President
Attest:


______________________________
Its: _________________________


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